                            STOCK PURCHASE AGREEMENT



                                  BY AND AMONG




                            MINI CROWN FUNDING CORP.,
                                    ("BUYER")

                ITS PARENT, SOVEREIGN SPECIALTY CHEMICALS, INC.,
                                   ("PARENT")

                            IMPERIAL ADHESIVES, INC.

                                  ("IMPERIAL")




                                       AND



                                 NS GROUP, INC.

                                   ("SELLER")











                         DATED AS OF SEPTEMBER 13, 2000

                            TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.   Definitions...............................................................1

2.   Purchase and Sale of the Imperial Shares..................................8

     (a)  Basic Transaction....................................................8
     (b)  Purchase Price.......................................................9
     (c)  Working Capital Adjustment...........................................9
     (d)  The Closing..........................................................9
     (e)  Deliveries at the Closing............................................9
     (f)  Closing Audit.......................................................10
     (g)  Post-Closing Purchase Price Adjustment..............................11

3.   Representations and Warranties Concerning the Transaction................11

     (a)  Representations and Warranties of Seller............................11
     (b)  Representations and Warranties of the Buyer and the Parent..........13

4.   Representations and Warranties Concerning Imperial.......................14

     (a)  Organization, Qualification and Corporate Power.....................14
     (b)  Capitalization......................................................14
     (c)  Noncontravention....................................................14
     (d)  Subsidiaries........................................................15
     (e)  Financial Statements................................................15
     (f)  Events Subsequent to the Most Recent Financial Statements...........15
     (g)  Undisclosed Liabilities.............................................17
     (h)  Tax Matters.........................................................17
     (i)  Tangible Assets.....................................................18
     (j)  Real Property.......................................................18
     (k)  Intellectual Property...............................................20
     (l)  Warranties and Product Liability....................................22
     (m)  Contracts...........................................................22
     (n)  Insurance...........................................................23
     (o)  Litigation..........................................................23
     (p)  Employees...........................................................23
     (q)  Employee Benefits...................................................23
     (r)  Environment, Health and Safety......................................25
     (s)  Legal Compliance....................................................27
     (t)  Certain Business Relationships with Imperial........................27
     (u)  Brokers' Fees.......................................................27
     (v)  Accounts Receivable.................................................27
     (w)  Bank Accounts; Investments..........................................28
     (x)  THERE IS NO SUBSECTION (x)..........................................28
     (y)  Customers and Suppliers.............................................28

     (z)  Certain Business Practices..........................................28

5.   Pre-Closing Covenants....................................................28

     (a)  General.............................................................28
     (b)  Notices and Consents................................................28
     (c)  Operation of Business...............................................29
     (d)  Preservation of Business............................................29
     (e)  Access..............................................................29
     (f)  Notice of Developments..............................................29
     (g)  Exclusivity.........................................................30
     (h)  HSR Act Filing......................................................30
     (i)  Plant Closing Notification..........................................30
     (j)  Intercompany Items..................................................30
     (k)  Excluded Assets and Excluded Liabilities............................30
     (l)  No Negative Cash....................................................31
     (m)  Title Insurance.....................................................31
     (n)  Surveys.............................................................31
     (o)  Certain Insurance Policies and Arrangements.........................31
     (p)  Comparison Month Financial Statements...............................31
     (q)  Physical Inventory Taking and Determination of Whether Inventory
          Reserve Understatement Exists.......................................32
     (r)  Termination of Johnson Salary Continuation Agreement................32

6.   Additional Covenants.....................................................32

     (a)  General.............................................................32
     (b)  Litigation Support..................................................32
     (c)  Obligation to Refer Inquiries.......................................33
     (d)  Confidentiality.....................................................33
     (e)  Additional Tax Matters..............................................33
     (f)  Covenant Not to Compete.............................................37
     (g)  Employee Benefit Plans..............................................38
     (h)  Disability Workers' Compensation....................................39
     (i)  Severance Policy....................................................39
     (j)  Collective Bargaining Agreement.....................................40
     (k)  Backyear Audits.....................................................40
     (l)  Special Arrangements Relating to Known Environmental Matters........40
     (m)  Post-Closing Employee Benefit Matters...............................42

7.   Conditions to Obligations to Closing.....................................43

     (a)  Conditions to Obligation of the Buyer...............................43
     (b)  Conditions to Obligations of the Seller.............................45

8.   Remedies for Breach of This Agreement....................................46

     (a)  Survival............................................................46
     (b)  Indemnification Provisions for Benefit of the Buyer.................47
     (c)  THERE IS NO SECTION 8(c)............................................48
     (d)  Indemnification Provisions for Benefit of the Seller................48
     (e)  Matters Involving Third Parties Claims..............................48
     (f)  Determination of Loss...............................................49
     (g)  Exclusive Remedy....................................................49
     (h)  Payment.............................................................49
     (i)  Other Indemnification Provisions....................................49
     (j)  Arbitration with Respect to Certain Indemnification Matters.........50
     (k)  Adjustment to Purchase Price........................................51

9.   Termination..............................................................51

     (a)  Termination of Agreement............................................51
     (b)  Effect of Termination...............................................52

10.  Miscellaneous............................................................52

     (a)  Press Releases and Announcements....................................52
     (b)  No Third-Party Beneficiaries........................................52
     (c)  Entire Agreement....................................................52
     (d)  Succession and Assignment...........................................52
     (e)  Facsimile/Counterparts..............................................52
     (f)  Headings............................................................53
     (g)  Notices.............................................................53
     (h)  Submission to Jurisdiction..........................................54
     (i)  Amendments and Waivers..............................................55
     (j)  Severability........................................................55
     (k)  Expenses............................................................55
     (l)  Construction........................................................55
     (m)  Incorporation of Exhibits, Annexes and Schedules....................56
     (n)  Specific Performance................................................56

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS
Exhibit A         Financial Statements
Exhibit B         Form of Opinion of Seller's Counsel
Exhibit C         Form of Opinion of Seller's Buyer's Counsel
Exhibit D         Press Release of Seller
Exhibit E         Press Release of Buyer

SCHEDULES
         Schedule 6(m)              List of Applicable Plans

DISCLOSURE SCHEDULES
         Schedule 4(a)              Jurisdictions
         Schedule 4(c)              Noncontravention
         Schedule  4(e)             Financial Statements
         Schedule 4(f)              Material Adverse Change
         Schedule 4(g)              Undisclosed Liabilities
         Schedule 4(h)              Tax Matters
         Schedule 4(j)              Real Property
         Schedule 4(k)              Intellectual Property
         Schedule 4(l)              Warranties
         Schedule 4(m)              Contracts
         Schedule 4(n)              Insurance
         Schedule 4(o)              Litigation
         Schedule 4(p)(i)           Employees
         Schedule 4(p)(ii)          Terminations
         Schedule 4(q)              Employee Benefits
         Schedule 4(r)              Environment, Health and Safety
         Schedule 4(w)              Bank Accounts
         Schedule 4(y)              Customers and Suppliers
         Schedule 5(e)              Designated Imperial Customers
         Schedule 5(o)              Certain Insurance Contracts and Arrangements
         Schedule 6(i)              Severance Policy

                            STOCK PURCHASE AGREEMENT


               This STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of the 13th day of September, 2000, by and among MINI CROWN FUNDING CORP., a Delaware corporation (the "BUYER"), the Buyer's parent, SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "PARENT"), IMPERIAL ADHESIVES, INC., an Ohio corporation ("IMPERIAL"), and NS GROUP, INC., a Kentucky corporation (the "SELLER"). The Buyer, the Parent and the Seller are referred to herein individually as a "PARTY" and collectively as the "PARTIES."


                                    RECITALS

               WHEREAS, the Seller owns all of the outstanding capital stock of Imperial; and

               WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of Imperial, and the Parent will be primarily liable as a co-maker, of each and every liability and obligation of the Buyer to the Seller created by the provisions of this Agreement.


                                    AGREEMENT

               NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises herein made, and the representations, warranties and covenants herein contained, the receipt and sufficiency of which are hereby mutually acknowledged by the Parties, they hereby agree as follows:

               1.   DEFINITIONS.

         "AAA" has the meaning set forth in Section 8(j) hereof.

         "ADJUSTED INVENTORY" means the dollar value of the inventory of Imperial as of the date of determination net of all reserves, but without any adjustment for capitalized labor or overhead.

         "ADJUSTED SECTION 338 TAXES" has the meaning set forth in Section 6(e((xiii) hereof.

         "APPLICABLE SAL TAX RETURNS" has the meaning set forth in Section 6(e)(iii) hereof.

         "ARBITRATION" has the meaning set forth in Section 8(j) hereof.

         "ARBITRATOR" has the meaning set forth in Section 8(j) hereof.

         "ADVERSE CONSEQUENCES" means all actual damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses and fees, including all reasonable accounting fees and all reasonable attorneys' fees and court costs.

         "AFFECTED PARTICIPANTS" has the meaning set forth in Section 6(g)(i) hereof.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "ARTHUR ANDERSEN" has the meaning set forth in Section 2(f) hereof.

         "AUDITED STATEMENT OF NET WORKING CAPITAL" has the meaning set forth in
Section 2(f) hereof.

         "BUSINESS" means the business of manufacturing, distributing and selling specialty chemical adhesives, sealants and coatings conducted by Imperial.

         "BUYER" has the meaning set forth in the preface above.

         "BUYER CUSTOMER SIGN-OFF LETTER" has the meaning set forth in Section 8(a)(vii) hereof.

         "BUYER'S PLAN" has the meaning set forth in Section 6(g)(i) hereof.

         "CLOSING" has the meaning set forth in Section 2(d) hereof.

         "CLOSING DATE" has the meaning set forth in Section 2(d) hereof.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPARISON MONTH" means Imperial's fiscal month ending September 2, 2000.

         "COMPARISON MONTH FINANCIAL STATEMENTS" has the meaning set forth in
Section 5(p) hereof.

         "CONFIDENTIAL INFORMATION" means (i) the terms and provisions of this Agreement or the transactions to be consummated pursuant hereto and (ii) Imperial's trade secrets and non-public confidential or proprietary business information, including without limitation, all inventions, formulas or compositions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, business and marketing plans, lists or descriptions of any customers, referral sources or organizations, financial statements, cost reports or other financial information (and any analyses or compilations thereof or reports thereon), contract proposals, or bidding information, training and operations methods and manuals, personnel records, fee structure; computer software, and management systems, policies or procedures, including related forms and manuals, provided that "Confidential Information" shall not include any information (i) which is disclosed pursuant to subpoena or other legal process, (ii) which has been publicly disclosed by means other than by a breach of a confidentiality agreement, or (iii) which is subsequently disclosed by any third party not in breach of a confidentiality agreement.

         "CONTROLLED GROUP OF CORPORATIONS" has the meaning set forth in Code Sec. 1563.

         "CURRENT EMPLOYEES" has the meaning set forth in Section 4(p)(i) hereof.

         "DESIGNATED IMPERIAL CUSTOMERS" has the meaning set forth in Section 5(e) hereof.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 4 hereof.

         "DOJ" means the Antitrust Division of the United States Department of Justice or any successor Governmental Body.

         "EMPLOYEE BENEFIT PLAN" means any (a) Employee Pension Benefit Plan,
(b) Employee Welfare Benefit Plan, or (c) any other plan, arrangement, or policy relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefit or other employee benefit, which covers any current or former employee of Imperial or to which Imperial makes contributions or has made contributions within the immediate past five years.

          "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Sec. 3(1).

         "EQUITABLE EXCEPTIONS" has the meaning set forth in Section 3(a)(ii) below.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED ASSETS" means (i) all real property associated with the facility formerly owned by Imperial located in Virginia, (ii) the note receivable of Imperial associated with the sale of the real property formerly owned by Imperial located in Michigan, (iii) cash and cash equivalents, (iv) intercompany indebtedness owed to Imperial by the Seller and its other Affiliates, (v) prepayments of any Taxes for which the Seller is liable pursuant to Section 6(e) and (vi) prepaid premiums for insurance maintained for Imperial by the Seller and/or its Affiliates other than for Imperial.

         "EXCLUDED LIABILITIES" means (i) all Funded Indebtedness, (ii) all liabilities and obligations of Imperial whatsoever arising out of, in connection with or related to Imperial's ownership of any real property located in Virginia or Michigan, (iii) Taxes for which the Seller is liable pursuant to Section 6(e); and (iv) premiums payable for insurance maintained for Imperial by the Seller and/or its Affiliates other than Imperial.

         "FIDUCIARY" has the meaning set forth in ERISA Sec. 3(21).

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(e) hereof.

         "FUNDED INDEBTEDNESS" means all (i) indebtedness of Imperial for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of Imperial; (iii) intercompany indebtedness owed by Imperial to the Seller and its Affiliates other than Imperial; and (iv) indebtedness of others guaranteed by Imperial or secured by an Encumbrance on any of Imperial's assets; provided, however, that Funded Indebtedness shall not include any Letter of Credit unless actually drawn upon by the beneficiary thereof.

         "FTC" means the United States Federal Trade Commission or any successor Governmental Body.

         "GAAP" means generally accepted accounting principles as in effect from time to time.

         "GOVERNMENTAL BODY" means any foreign, federal, state, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority, court or related judicial authority or instrumentality of any of the foregoing.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "IMPERIAL" has the meaning set forth in the preface above.

         "IMPERIAL SHARES" means all outstanding shares of the common stock, no par value per share, of Imperial.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 8(e) hereof.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 8(e) hereof.

         "INDEPENDENT ACCOUNTANT" has the meaning set forth in Section 2(f) hereof.

         "INTELLECTUAL PROPERTY" means all (a) trademarks, service marks, trade dress, logos, websites, e-mail domains, trade names and corporate names and registrations and applications for registration thereof, (b) copyrights and registrations and applications for registration thereof, (c) computer software, data and documentation and (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information).

         "INVENTORY RESERVE UNDERSTATEMENT" means that in accordance with the provisions of Section 5(q), based upon Arthur Andersen's audit of the Adjusted Inventory, Arthur Andersen has determined that such audited Adjusted Inventory as at the close of the Comparison Month, determined in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements, is at least $175,000 less than the Adjusted Inventory as disclosed by Imperial's Comparison Month Financial Statements.

         "IRS" has the meaning set forth in Section 4(q) hereof.

         "JOHNSON AGREEMENT" has the meaning set forth in Section 5(r) hereof.

         "KNOWLEDGE" of a matter referred to in this Agreement means, with respect to each of (x) Imperial alone, (y) the Seller alone and (z) Imperial and the Seller, together, the actual knowledge about that matter held by any of the following persons: Clifford Borland, Rene Robichaud, Thomas Depenbrock, Robert Johnson, Robert Seilheimer, Thomas
Golatzki and David Tonne.

         "KNOWN ENVIRONMENTAL ACTIVITIES" has the meaning set forth in Section 6(l) hereof.

         "KNOWN ENVIRONMENTAL CLAIM RESOLUTION ACTIVITIES" has the meaning set forth in Section 6(l).

         "KNOWN ENVIRONMENTAL COSTS" has the meaning set forth in Section 6(l)(iv) hereof.

         "KNOWN ENVIRONMENTAL IDENTIFICATION AND REMEDIATION ACTIVITIES" has the meaning set forth in Section 6(l) hereof.

         "KNOWN ENVIRONMENTAL MATTERS" has the meaning set forth in Section 6(l) hereof.

         "KNOWN ENVIRONMENTAL THIRD PARTY CLAIMS" has the meaning set forth in
Section 6(l) hereof.

         "LAWS" means all laws, including the common law, statutes, codes, rules, regulations, ordinances or Orders of any Governmental Body.

         "LEASED REAL PROPERTY" has the meaning set forth in Section 4(j) hereof.

         "LEASES" has the meaning set forth in Section 4(j)(ii) hereof.

         "LIABILITY" means any liability, debt, obligation, amount or sum due (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

         "MATERIAL" (whether or not capitalized) means, when used in Section 4, an amount of money greater than $50,000 or an occurrence or circumstance which results in a loss to Imperial in excess of $50,000, provided that with respect to the occurrence of any series of related events or set of related circumstances, "Material" means an amount of money greater than $50,000 per single event or circumstance or $100,000 in the aggregate for such series of related events or set of related circumstances, or which result in a loss to Imperial in excess of $50,000 per single event or circumstance or $100,000 in the aggregate for such series of related events or set of related circumstances.

         "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means one or more events, changes or effects, or a series of related events, changes or effects, which, taken as a whole, or in the aggregate, can reasonably be expected to have the effect of reducing the annual income from operations of the Business for one or more years by more than $175,000, provided that: (A) a "Material Adverse Change" or a "Material Adverse Effect" shall not include events, changes or effects relating to or caused by general economic or industry conditions; (B) Imperial's customer relationship with Bomar with respect to Bomar's volume of purchasing from Imperial and the prices paid on such purchases shall not be taken into account in determining whether a Material

Adverse Change or a Material Adverse Event has occurred; and (C) the terms "Material Adverse Change" and "Material Adverse Effect" do not include the expression of the intention by any one or more of the "Designated Imperial Customers" (as that term is defined in Section 5(e) hereof) to decline to continue to transact business with Imperial following the Closing solely or primarily on account of the Buyer's ownership of Imperial.

         "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 4(e) hereof.

         "MOST RECENT FINANCIAL STATEMENTS DATE" has the meaning set forth in
Section 4(e) hereof.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Sec. 3(37).

         "NET CASH" has the meaning set forth in Section 2(b) hereof.

         "NET WORKING CAPITAL OF IMPERIAL" means an amount, calculated as of the close of business on the Closing Date, equal to (a) the book value of total current assets of Imperial other than Excluded Assets (and all related reserves), minus (b) the book value of total current liabilities of Imperial other than Excluded Liabilities, in each case determined in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements; provided that neither (i) rework inventory on hand on the Closing Date in excess of $416,000 nor (ii) reserves for liabilities relating to any matters covered by
Section 4(r) and Section 6(l) hereof created after June 30, 2000 shall be included in the calculation of the Net Working Capital of Imperial.

         "NON-SECTION 338 TAXES" has the meaning set forth in Section 6(e)(xiii) hereof.

         "OWNED REAL PROPERTY" has the meaning set forth in Section 4(j) hereof.

         "ORDER" means any order, writ, injunction, decree, judgment, award, determination or written direction of any court, arbitrator or Governmental Body.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PARENT" has the meaning set forth in the preface above.

         "PARTY" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PERMITTED LIEN" means (a) mechanic's, materialmen's and similar liens,
(b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a Governmental Body or an agency or instrumentality thereof.

         "PHYSICAL INVENTORY TAKING" means the physical counting of Imperial's inventory to be observed by Arthur Andersen and the Buyer's regularly employed independent public accountants, commencing on or about September 5, 2000, incident to the completion by Arthur Andersen of the Audited Statement of Net Working Capital.

         "POST-CLOSING TAX PERIOD" means any Tax period that commences after the Closing Date.

         "PRE-CLOSING TAX PERIOD" means any Tax period ending on or prior to the Closing Date.

         "PRELIMINARY STATEMENT OF NET WORKING CAPITAL" has the meaning set forth in Section 2(c) hereof.

         "PRODUCTS" means that group of products which has been designed, developed, produced and/or sold or which is presently sold or offered for sale by the Business.

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

         "PURCHASE PRICE" has the meaning set forth in Section 2(b) hereof.

         "REAL PROPERTY" has the meaning set forth in Section 4(j) below, including all buildings and improvements (collectively, the "Improvements") situated thereon, any appurtenances thereto, and any right, title and interest of Imperial in the fixtures attached or appurtenant to the Improvements.

         "REPORTABLE EVENT" has the meaning set forth in ERISA Sec. 4043.

         "SAL TAX RETURNS" has the meaning set forth in Section 6(e)(ii) hereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY INTEREST" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than a Permitted Lien.

         "SECTION 338 ELECTIONS" has the meaning set forth in Section 6(e)(xi) hereof.

         "SECTION 338 REPORT" has the meaning set forth in Section 6(e)(xiii) hereof.

         "SECTION 338 TAXES" has the meaning set forth in Section 6(e)(xiii) hereof.

         "SELLER" has the meaning set forth in the preface above.

         "SELLER'S PLAN" has the meaning set forth in Section 6(g)(i) hereof.

         "SELLER'S PORTION OF KNOWN ENVIRONMENTAL COSTS" has the meaning set forth in Section 6(l)(iv) hereof.

         "SPECIAL SECTION 338 GROSS-UP AMOUNTS AND FEES" has the meaning set forth in Section 6(e)(xiii) hereof.

         "STRADDLE PERIOD" shall mean any Tax period that begins before and ends after the Closing Date.

         "SUBSIDIARY" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "TARGET NET WORKING CAPITAL" has the meaning set forth in Section 2(c) hereof.

         "TAX" or "TAXES" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TERMINATION FEE" shall mean the sum of $260,000, provided that if the Material Adverse Event or the Material Adverse Change which has occurred is that Arthur Andersen has determined that there was an Inventory Reserve Understatement, the "Termination Fee" shall mean $75,000.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 8(e) hereof.

               2.   PURCHASE AND SALE OF THE IMPERIAL SHARES.

                    (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of the Imperial Shares for the consideration specified below in this Section 2. In order to induce the Seller to execute and deliver this Agreement to the Buyer and the Parent, the Parent expressly acknowledges and agrees that the Parent shall be primarily liable to the Seller for each and every liability and obligation of the Buyer to the Seller created by the provisions of this

Agreement as a co-maker of such liability or obligation, provided that where, in the Seller's sole judgment, there is no impairment to the Seller's receipt of the timely satisfaction of any such liability or the timely performance of any such obligation of the Buyer, the satisfaction of such liability or obligation shall be made or performed by the Buyer.

                    (b) PURCHASE PRICE. The purchase price for the Imperial Shares to be purchased by the Buyer from the Seller pursuant to the terms hereof shall be the sum of $26,750,000, as adjusted pursuant to the provisions of
Section 2(c) and Section 2(g) hereof (the "PURCHASE PRICE"), which shall be paid in cash. In addition, the Buyer will pay to the Seller the aggregate amount of all cash and cash equivalents on the books of Imperial as of the Closing Date (the "NET CASH"). The Purchase Price, as preliminarily adjusted in accordance with the provisions of Section 2(c) hereof, together with the Net Cash, shall be paid by the Buyer to the Seller at the Closing by wire transfer or delivery of other immediately available funds to an account or accounts designated by the Seller not less than five (5) days prior to the Closing Date.

                    (c) WORKING CAPITAL ADJUSTMENT. At the Closing, the Purchase Price shall be adjusted upward or downward on a dollar-for-dollar basis by the amount by which the Net Working Capital of Imperial at Closing is more or less than $6,550,000 (the "TARGET NET WORKING CAPITAL AMOUNT"), provided that if rework inventory on hand on the Closing Date is less than $416,000, the Target Net Working Capital Amount shall be reduced by $1.00 for each $1.00 by the amount $416,000 exceeds the book value of rework inventory on hand on the Closing Date. The Net Working Capital of Imperial at Closing shall be preliminarily determined by the Seller based on Imperial's Most Recent Financial Statement (the "PRELIMINARY STATEMENT OF NET WORKING CAPITAL").

                    (d) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of McBride Baker & Coles, 500 West Madison Street, 40th Floor, in Chicago, Illinois, commencing at 8:00 a.m. local time on the later of October 2, 2000 and the second (2nd) business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby, or such other date as the Buyer and the Seller may mutually determine (the "CLOSING DATE").

                    (e)  DELIVERIES AT THE CLOSING.  At the Closing:

                         (i) The Seller will deliver or cause to be delivered to the Buyer:

                                   (A)  certificates representing the Imperial
                         Shares, duly endorsed or accompanied by stock powers duly executed in blank, and otherwise in form acceptable for transfer on the books of Imperial and any other documents that are necessary for the transfer to the Buyer of good title to the Imperial Shares, with any requisite transfer tax or stamps attached or provided for;

                                   (B)  a copy of the Certificate of
                         Incorporation of Imperial with all amendments thereto and Certificates of Good Standing for the State of Ohio and each State where Imperial is qualified to do business as a foreign corporation, each of which shall be certified as of a date within thirty (30) days prior to the Closing Date by the Secretary of State of such States;

                                   (C)  a copy of the by-laws of Imperial as
                         amended through the time of the Closing, certified by the Secretary of Imperial;

                                   (D)  the minute book, stock record book and
                         corporate seal of Imperial;

                                   (E)  all books and records of Imperial which
                         are requested by the Buyer; and

                                   (F)  the various certificates, instruments,
                         and documents referred to in Section 7(a) below.

                         (ii) The Buyer will deliver or cause to be delivered to the Seller:

                                   (A) the consideration specified in Section
                         2(b) above as may be adjusted at the Closing pursuant to Section 2(c) above and subject to further adjustment after the Closing pursuant to Section 2(g);

                                   (B) the various certificates, instruments
                         and documents referred to in Section 7(b) below.

                    (f) CLOSING AUDIT. Within ninety (90) days following the Closing Date, Arthur Andersen, L.L.P. ("ARTHUR ANDERSEN") shall prepare and deliver to the Seller and the Buyer an audit of the Net Working Capital of Imperial (the "AUDITED STATEMENT OF NET WORKING CAPITAL") at and as of the close of business on the Closing Date. The Audited Statement of Net Working Capital shall be determined in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements. The cost to prepare the Audited Statement of Net Working Capital shall be borne equally by the Buyer and the Seller; provided, however, that in the event that Arthur Andersen audits more than the Net Working Capital of Imperial, the Seller's portion of the costs of such audit of the Net Working Capital of Imperial shall be limited to 50% of Arthur Andersen's determination of its fees and expenses allocable to the completion of the audit, preparation and delivery of the Audited Statement of Net Working Capital. In the event that either the Buyer or the Seller disputes any item(s) on the Audited Statement of Net Working Capital within ten (10) days after such Party's receipt thereof, and the Parties are unable to resolve such dispute among themselves within thirty (30) days following their receipt of the Audited Statement of Net Working Capital, the Parties agree that another "Big Five" accounting firm acceptable to the Buyer and the Seller (the "INDEPENDENT ACCOUNTANT") will review the disputed item(s) on the Audited Statement of Net Working Capital together with the documentation provided by the Buyer and the Seller supporting their respective positions in the dispute, which referral shall be made to such Independent Accountant not more than ten (10) days following the expiration of the said thirty (30) day period. The final determination of such disputed item(s) by the Independent Accountant shall be made within sixty (60) days following the Parties' referral thereof to the Independent Accountant, which determination shall be reflected on the Audited Statement of Net Working Capital and shall be final and binding on the Parties for all purposes and all references to "Audited Statement of Net Working Capital" elsewhere in this Agreement shall be deemed to refer to the Audited Statement of Net Working Capital as modified by the Independent Accountant. The fees and expenses of the Independent Accountant shall be allocated between the Buyer and the Seller by the Independent Accountant in proportion to the extent that, on a dollar-weighted basis, either Party did not prevail on items in dispute, provided, however, that such fees and expenses shall not include, so long as a Party complies with the procedures of this Section 2(f), the other Party's outside legal, accounting or other fees. All determinations by the Independent Accountant shall be final, conclusive and binding upon the Parties with respect to the Audited Statement of Net Working Capital and the allocation of fees and expenses.

                    (g) POST-CLOSING PURCHASE PRICE ADJUSTMENT. In the event that the Net Working Capital of Imperial as disclosed on the Audited Statement of Net Working Capital as finally determined is less than the Net Working Capital of Imperial as disclosed on the Preliminary Statement of Net Working Capital, then the Purchase Price will be adjusted downward, on a dollar-for-dollar basis, to reflect the decrease in Net Working Capital of Imperial as disclosed on the Audited Statement of Net Working Capital from the amount of Net Working Capital of Imperial as disclosed on the Preliminary Statement of Net Working Capital. Conversely, the Purchase Price will be adjusted upward, on a dollar-for-dollar basis, to reflect the increase, if any, in the Net Working Capital of Imperial as disclosed on the Audited Statement of Net Working Capital as finally determined from the amount of the Net Working Capital of Imperial as disclosed on the Preliminary Statement of Net Working Capital. The post-Closing adjustment to the Purchase Price, if any, plus interest on the amount of any such adjustment calculated at a per annum rate of five per cent (5%) from the Closing Date, shall be paid by the Seller to the Buyer or by the Buyer to the Seller, as the case may be, in immediately available funds within fifteen (15) days of delivery of the Audited Statement of Net Working Capital as finally determined.



          3.   REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

               (a) REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller represents and warrants to the Buyer that, subject to the specific qualifications and limitations set forth below, the statements contained in this
Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)).

                    (i) ORGANIZATION OF THE SELLER. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Kentucky.

                    (ii) AUTHORIZATION OF TRANSACTION. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by the Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (the terms of clause (A) and (B) are sometimes collectively referred to as the "EQUITABLE EXCEPTIONS"). Except for filings required by the HSR Act, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                    (iii) NONCONTRAVENTION. Except for approvals required under the HSR Act, neither the execution and the delivery of this Agreement by the Seller, nor the consummation of the transactions contemplated hereby by the Seller, will (A) violate any Law or Order or other restriction of any Governmental Body to which the Seller is subject or
          (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject, which, as to clauses (A) and (B), will prevent the Seller from consummating the transactions contemplated by this Agreement.

                    (iv) BROKER'S FEES. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Parent could become liable or obligated.

                    (v) IMPERIAL SHARES. The Seller holds of record and owns beneficially all of the Imperial Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), claims, Taxes, Security Interests (other than those to be removed prior to or concurrently with the Closing pursuant to Section 7(a)(xii)), options, warrants, rights, contracts, calls, commitments, equities, preemptive rights and demands. The Seller is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition by the Seller of any capital stock of Imperial (other than this Agreement). The Seller is not a party to any voting trust, proxy agreement, stockholders' agreement or other understanding (written or oral) with respect to the voting of any capital stock of Imperial.

                    (b) REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE PARENT. The Buyer and the Parent jointly and severally represent and warrant to the Seller that, subject to the specific qualifications and limitations set forth below, the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)).

                    (i) ORGANIZATION OF THE BUYER. The Buyer and the Parent are each corporations duly organized, validly existing, and in good standing under the laws of the State of Delaware.

                    (ii) AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Parent has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and this Agreement has been duly executed and delivered by each of the Buyer and the Parent. This Agreement constitutes the valid and legally binding obligation of each of the Buyer and the Parent, enforceable in accordance with its terms and conditions except for the Equitable Exceptions. Except for filings made under the HSR Act, neither the Buyer nor the Parent need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                    (iii) NONCONTRAVENTION. Except for approvals required under the HSR Act, neither the execution and the delivery of this Agreement by the Buyer or the Parent, nor the consummation of the transactions contemplated hereby by the Buyer and the Parent, will (A) violate any Law or Order or other restriction of any Governmental Body to which the Buyer or the Parent is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which either the Buyer or the Parent is a party or by which it is bound or to which any of its assets is subject, which, as to clauses (A) and (B), will prevent either the Buyer or the Parent from consummating the transactions contemplated by this Agreement.

                    (iv) BROKERS' FEES. Neither the Buyer nor the Parent has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                    (v) INVESTMENT. The Buyer is not acquiring the Imperial Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          4. REPRESENTATIONS AND WARRANTIES CONCERNING IMPERIAL. The Seller represents and warrants to the Buyer that, subject to the specific qualifications and limitations contained herein and except as set forth on the Disclosure Schedule delivered by the Seller to the Buyer concurrently with the execution and delivery of this Agreement (the "DISCLOSURE SCHEDULE"), the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except to the extent that such representations and warranties are made as of any other specified date, and as to such representation, the same shall be true as of such date. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Agreement. As required, the Disclosure Schedule will be updated one or more times prior to the Closing Date; provided that except as otherwise provided by the provisions of Section 4(p)(i), any such updated Disclosure Schedule containing any change that would result in any Material Adverse Effect must be delivered to the Buyer not less than two (2) business days prior to the Closing Date.

                    (a) ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Imperial is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Imperial is duly authorized to conduct business and is in good standing under the laws of the States of Ohio and Tennessee, and in each other jurisdiction listed on Schedule 4(a) of the Disclosure Schedule, which jurisdictions constitute all of the jurisdictions in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where any such failure would not have a Material adverse effect on the Business or Imperial. Imperial has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

                    (b) CAPITALIZATION. The entire authorized capital stock of Imperial consists of 10,000 shares of common stock, 9,499 of which are issued and outstanding and held by the Seller. None of the Imperial Shares is held in treasury. The Imperial Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Imperial is a party or which are binding upon Imperial providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, or similar rights with respect to Imperial.

                    (c) NONCONTRAVENTION. Except as set forth on Schedule 4(c) of the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any Law or Order or other restriction of any Governmental Body to which Imperial is subject or any provision of the charter or bylaws of Imperial or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which Imperial is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) which, as to clauses (i) and (ii) will result in a Material adverse effect on the Business or Imperial. Except for the filing under the HSR Act, Imperial does not need to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Body in order for the Parties to consummate the transactions contemplated by this Agreement.

                    (d) SUBSIDIARIES. Imperial has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in, any Person.

                    (e) FINANCIAL STATEMENTS. Attached hereto as EXHIBIT A are the following financial statements (collectively, the "FINANCIAL STATEMENTS") of
Imperial: (i) unaudited statement of operations, retained earnings and cash flows for the fiscal years ended September 27, 1997, September 26, 1998 and September 25, 1999, (ii) unaudited balance sheet as of the last date of each such fiscal years and (iii) an unaudited balance sheet and statement of operations, changes in stockholders' equity and cash flows as of and for the ten month period commencing September 26, 1999 and ending August 5, 2000 (such financial interim statements being collectively referred to as the "MOST RECENT FINANCIAL STATEMENTS" and the last day of the period covered thereby being referred to as the "MOST RECENT FINANCIAL STATEMENTS DATE," respectively). Except as set forth on Schedule 4(e) of the Disclosure Schedule, the Financial Statements (A) have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, (B) are correct and complete in all material respects, (C) fairly present the financial condition and results of operations of Imperial as of such dates and for the periods indicated, and (D) have been prepared from and in accordance with the books and records of Imperial (which books and records are correct and complete in all material respects).

                    (f) EVENTS SUBSEQUENT TO THE MOST RECENT FINANCIAL STATEMENTS. Except as set forth on Schedule 4(f) of the Disclosure Schedule, since the Most Recent Financial Statements Date:

                         (i) there has not been any Material Adverse Change affecting Imperial;

                         (ii) Imperial has not sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                         (iii) Imperial has not entered into any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) either involving more than $100,000 or outside the Ordinary Course of Business;

                         (iv) other than in the Ordinary Course of Business, Imperial has not accelerated, terminated, modified or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $100,000 to which Imperial is a party or by which it is bound;

                         (v)   no Person has notified Imperial of any
          acceleration, termination, modification or cancellation of any Material contract (other than a customer contract in the Ordinary Course of Business), agreement, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses), involving more than $100,000 to which Imperial is a party or by which it is bound;

                         (vi) other than in the Ordinary Course of Business, Imperial has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 individually or $100,000 in the aggregate, or outside the Ordinary Course of Business;

                         (vii) other than in the Ordinary Course of Business, Imperial has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $50,000 individually or $100,000 in the aggregate;

                         (viii) Imperial has not delayed or postponed (beyond its normal practice) the payment of accounts payable and other liabilities;

                         (ix) there has been no change made or authorized in the charter or regulations of Imperial; (X) Imperial has not experienced any damage, destruction or loss involving more than $100,000 (whether or not covered by insurance) to its assets;

                         (xi) Imperial has not made any loan to, or entered into any other transaction with, any of its directors, officers and employees outside the Ordinary Course of Business or involving more than $50,000, giving rise to any claim or right on its part against the Person or on the part of the Person against it;

                         (xii) Imperial has not entered into any employment contract or collective bargaining agreement, written or oral, or modified in any material respect the terms of any existing such contract or agreement with any of its full-time staff employees;

                         (xiii) Imperial has not granted an increase in the base compensation of any of its directors, officers and employees outside the Ordinary Course of Business;

                         (xiv) Imperial has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement, (F) medical, hospitalization, life, or other insurance,
          (G) severance or (H) other plan, contract or commitment for any of its directors, officers and employees, or modified or terminated any existing such plan, contract or commitment;

                         (xv) Imperial has not changed its accounting methods or principles;

                         (xvi) Imperial has not suffered any Material shortages of raw materials used in the production of the Products;

                         (xvii) Imperial has not made or paid any non-cash dividends or distributions to the Seller whether or not upon or in respect of its capital stock;

                         (xviii) Imperial has not redeemed or otherwise acquired any shares of its capital stock or issued any capital stock or any option, warrant or right relating thereto or any securities convertible or exchangeable for any shares of its capital stock; and

                         (xix) Imperial has not agreed to do any of the foregoing.

                    (g) UNDISCLOSED LIABILITIES. Since the Most Recent Financial Statements Date, Imperial has incurred no Material Liabilities required by GAAP to be reflected on its balance sheet other than in the Ordinary Course of Business or as disclosed on Schedule 4(g) of the Disclosure Schedule.

                    (h) TAX MATTERS. Except as set forth on Schedule 4(h) of the Disclosure Schedule:

                         (i) Imperial has filed all Tax Returns that it was
               required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Imperial (whether or not shown on any Tax Return) have been paid or accrued. Imperial currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim is currently pending by an authority in a jurisdiction where Imperial does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Imperial that arose in connection with any failure (or alleged failure) to pay any Tax.

                         (ii) Neither the Seller nor any of the officers (or
               employees responsible for Tax matters) of Imperial has received any notice that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Imperial either (A) claimed or raised by any authority in writing or (B) as to which the Seller or Imperial has Knowledge based upon personal contact with any agent of such authority. Schedule 4(h) of the Disclosure Schedule lists all federal, state and local income Tax Returns filed with respect to Imperial for taxable periods ended on or after September 25, 1993 that currently are the subject of an audit.

                         (iii) Imperial has not filed a consent under Code
               Sec. 341(f) concerning collapsible corporations. Imperial has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible to Imperial under Code Sec. 280G. Imperial has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. Imperial is not a party to any Tax allocation or sharing agreement.

                         (iv) Except for Taxes incurred in the Ordinary Course
               of Business since the Most Recent Financial Statements Date, Imperial has no liability for Taxes for any Tax period ending prior to the Closing Date other than Taxes for which there is an accrual for current taxes reflected on the Most Recent Balance Sheet.

                         (v) Imperial has no liability for Taxes of any other person or entity and has no Tax liability as a successor or transferee, except as provided pursuant to Section 1.1502-6 of the Treasury Regulations or similar provisions of state, local or foreign Tax laws.

                         (vi) Imperial has no liability pursuant to any
               agreement to share, allocate or reimburse Taxes or Tax benefits.

                         (vii) Following the Closing, Imperial will not have
               any "excess loss accounts" within the meaning of Section 1.1502-19 of the Treasury Regulations and there will be no "intercompany items" between Imperial and any member of the Seller's affiliated group.

                    (i) TANGIBLE ASSETS. Imperial owns or leases all tangible assets necessary for the conduct of the Business as presently conducted. Each such tangible asset is free from Security Interests (other than Permitted Liens or the Security Interests to be removed prior to or concurrently with the Closing pursuant to the provisions of Section 7(a)(xii)), is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

                    (j) REAL PROPERTY. Schedule 4(j) of the Disclosure Schedule lists and describes briefly all real property owned or leased by Imperial (collectively, the "REAL PROPERTY"; such owned Real Property being hereinafter referred to collectively as the "OWNED REAL

PROPERTY" and such leased Real Property being hereinafter referred to collectively as the "LEASED REAL PROPERTY").

                     (i) With respect to the Owned Real Property, except as set forth in Schedule 4(j) of the Disclosure Schedule:

                         (A) Imperial has good and marketable title to the
               Owned Real Property free and clear of any Security Interest, easement, covenant, or other restriction, except for (1) installments of special assessments not yet delinquent, (2) recorded easements, covenants, and other restrictions which do not impair in any Material respect the current use, occupancy, or value, or the marketability of title, of the property subject thereto and (3) Permitted Liens;

                         (B) there are no (1) pending or, to the Knowledge
               of the Seller and Imperial, threatened condemnation proceedings relating to such parcel, or (2) pending or, to the Knowledge of the Seller and Imperial, threatened litigation or administrative actions relating to such parcel;

                         (C) the buildings and improvements thereon are in
               Material compliance with applicable setback requirements, zoning laws, and ordinances;

                         (D) all facilities located on such parcel have
               received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in Material compliance with applicable laws, rules, and regulations;

                         (E) there are no leases or subleases, written or
               oral, granting to any party or parties the right of use or occupancy of any portion of such parcel;

                         (F) there are no outstanding options or rights
               of first refusal to purchase such parcel or any portion thereof or interest therein; and

                         (G) there are no parties (other than Imperial) in
               possession of such parcel, other than tenants under any leases disclosed in Schedule 4(j) of the Disclosure Schedule who are in possession of space to which they are entitled.

                     (ii) With respect to each parcel of Leased Real Property, except as set forth in Schedule 4(j) of the Disclosure Schedule, the leases by which Imperial is invested with the leasehold estate in the Leased Real Property (the "LEASES") are each legal, valid, binding, enforceable and in full force and effect and will remain so on identical terms immediately following the Closing (subject to the Equitable Exceptions), Imperial is the sole owner of the leasehold estates created by the Leases for each parcel of Leased Real Property and there are no Persons (other than Imperial) in possession of any of such parcels of Leased Property. A true, correct and complete copy of each Lease, and all amendments and modifications thereto has been delivered to the Buyer. Except as set forth in Schedule 4(j) of the Disclosure Schedule, neither Imperial nor, to the Knowledge of Imperial and the Seller, the landlord under any Lease has made any prior assignment or transfer of their respective interest in the Leases. Subject to the Permitted Liens and any Security Interests disclosed on Schedule 4(j) of the Disclosure Schedule, Imperial has a valid leasehold estate in each parcel of the Leased Real Property as created by the applicable Lease free and clear of any Security Interests. Except as set forth in Schedule 4(j) of the Disclosure Schedule, Imperial is not in Material default under any of the Leases, and to the Seller's and Imperial's Knowledge, there does not exist under any Lease any Material default of any other Person or any event which with notice or lapse of time or both would constitute a Material default by Imperial or any other Person. To the Knowledge of the Seller and Imperial, except as set forth on Schedule 4(j) of the Disclosure Schedule, there are no (A) pending or threatened condemnation proceedings relating to any of the Leased Real Property, or (B) pending or threatened litigation or administrative actions relating to any of the Leased Real Property.

                    (k) INTELLECTUAL PROPERTY.

                         (i) Except as set forth on Schedule 4(k) of the Disclosure Schedule, Imperial owns or has the right to use pursuant to license, sub-license, consent, agreement or permission, or may otherwise lawfully use, all Intellectual Property necessary for the operation of the Business as presently conducted. Each item of Intellectual Property owned or used by Imperial immediately prior to the Closing hereunder will be owned or available for use by Imperial on identical terms and conditions immediately subsequent to the Closing hereunder.

                         (ii) Except as set forth on Schedule 4(k) of the
               Disclosure Schedule, to the Knowledge of Imperial and the Seller, Imperial has neither (A) interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, nor (B) received within the three (3) year period immediately preceding the date of this Agreement, any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation.

                         (iii) Schedule 4(k) of the Disclosure Schedule
               identifies each patent or trademark, tradename or copyright registration which has been issued to Imperial with respect to any of its Intellectual Property, identifies each pending patent application or application for trademark, tradename or copyright registration which Imperial has made with respect to any of its Intellectual Property, and identifies each material license, agreement or other permission which Imperial has granted to any third party with respect to any of its Intellectual

               Property (together with any exceptions). Except as identified in
               Schedule 4(k) of the Disclosure Schedule, with respect to each item of Intellectual Property that Imperial owns:

                         (A) Imperial possesses all right, title and interest
                    in and to the item;

                         (B) the item is not subject to any outstanding Order;
                    and

                         (C) no charge, complaint, action, suit, proceedings,
                    hearing, investigation, claim or demand is pending or, to the Knowledge of the Seller and Imperial, is threatened, which challenges the legality, validity, enforceability, use or ownership of the item.

               (iv) Schedule 4(k) of the Disclosure Schedule also identifies each item of Intellectual Property that any third party owns and that Imperial uses pursuant to license, sub-license, agreement or permission, other than general commercial third party software (as to which all license fees properly due and owing for Imperial's usage thereof, have been properly paid). Except as identified in Schedule 4(k) of the Disclosure Schedule, with respect to each such item of used Intellectual Property:

                    (A) the license, sublicense, agreement or permission
               covering the item is legal, valid, binding, enforceable and in full force and effect (subject to the Equitable Exceptions) as to Imperial, and to the Knowledge of the Seller and Imperial, as to the other Persons who are parties thereto;

                    (B) the license, sublicense, agreement or permission will
               continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing (subject to the Equitable Exceptions) as to Imperial, and to the Knowledge of the Seller and Imperial, as to the other Persons who are parties thereto;

                    (C) To the Knowledge of the Seller and Imperial, (i)
               Imperial is not, and no other party to the license, sublicense, agreement, or permission is in breach or default, and (ii) no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder; and

                    (D) to the Knowledge of the Seller and Imperial, no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand is pending or is threatened which challenges the legality, validity or enforceability of any Material underlying item of Intellectual Property.

                    (l) WARRANTIES AND PRODUCT LIABILITY. Subject to any applicable reserve established on the Audited Statement of Net Working Capital, and except as disclosed on Schedule 4(l) of the Disclosure Schedule, each product manufactured, sold or delivered by Imperial has been in conformity with all applicable contractual commitments and all express or implied warranties in all material respects. There is no outstanding Material action, suit, arbitration or other proceeding, or claim, demand, demand letter, lien, notice of noncompliance or violation, or to the Knowledge of the Seller and Imperial, threatened against Imperial, for injury to any person or any property suffered as a result of the manufacture, distribution or sale of any product or material by Imperial, including any claim arising out of the defective or unsafe nature, or allegedly defective or unsafe nature, of any such product or material.

                    (m) CONTRACTS. Schedule 4(m) of the Disclosure Schedule lists the following contracts, agreements and other arrangements (oral or written) to which Imperial is a party:

                         (i) any arrangement (or group of related written
               arrangements) for the lease of personal property from or to third parties providing lease payments in excess of $75,000 per annum;

                         (ii) any arrangement (or group of related written
               arrangements) for the purchase or sale of Products, raw materials, commodities, supplies or other personal property or for the furnishing or receipt of services which either requires the performance over a period of more than one year after the Closing Date or requires expenditures of more than the sum of $100,000;

                         (iii) any arrangement concerning a partnership or
               joint venture;

                         (iv) any arrangement requiring confidentiality or non-competition;

                         (v) any arrangement involving the Seller and its Affiliates that will survive the Closing; or

                         (vi) any other arrangement (or group of related written arrangements) either involving more than $100,000 or not entered into in the Ordinary Course of Business.

The Seller has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Schedule 4(m) of the Disclosure Schedule. With respect to each arrangement so listed: (A) the arrangement is legal, valid, binding, enforceable and in full force and effect (subject to the Equitable Exceptions) as to Imperial, and to the Knowledge of the Seller and Imperial, as to the other Persons who are parties thereto; (B) the arrangement will continue to be legal, valid, binding, enforceable and in full force and effect (subject to the Equitable Exceptions) as to Imperial, and to the Knowledge of the Seller and Imperial, as to the other Persons who are parties thereto, on identical terms following the Closing; (C) Imperial is not, nor to the Knowledge of the Seller and Imperial, is any other Person who is a party thereto in breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration, under such arrangements; and (D) Imperial has not, nor to the Knowledge of the Seller and Imperial, has any other Person who is a party thereto, repudiated any provision of any arrangement.

                    (n) INSURANCE. Schedule 4(n) of the Disclosure Schedule sets forth an accurate and complete list of all policies of fire, liability, keyman life insurance, worker's compensation, products liability and other forms of insurance owned or held by or beneficially for Imperial. All such policies are in full force and effect, no premiums with respect thereto are past due and no notice of cancellation or termination has been received by the Seller or Imperial with respect to any such policy. Neither the Seller nor Imperial has received any notification that Material changes are required in the conduct of the Business as a condition to the continuation of coverage under or renewal of any such policy. True, correct and complete copies of such insurance policies have been made available to the Buyer.

                    (O) LITIGATION. Schedule 4(o) of the Disclosure Schedule sets forth each instance in which Imperial (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge or (ii) is a party or, to the Knowledge of the Seller and Imperial, is threatened to be made a party, to any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

                    (p)  EMPLOYEES.

                         (i) Schedule 4(p)(i) of the Disclosure Schedule lists
               all of the employees of Imperial currently on Imperial's payroll as of the date of this Agreement (including those on leaves of absence), which schedule will be updated at and as of the Closing Date to reflect any employees hired or terminated prior to the Closing Date ("CURRENT EMPLOYEES").

                         (ii) To the Knowledge of the Seller and Imperial, no
               key employee or full-time group of employees has any plans to terminate employment with Imperial. Except as set forth on
               Schedule 4(p)(ii) of the Disclosure Schedule, Imperial is not a party to or bound by any employment agreement or any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes since January 1, 1999. Imperial has not committed any unfair labor practice, including, without limitation, violation of the Fair Labor Standards Act of 1938 or any laws respecting the hiring of non-United States citizens.

                    (q) EMPLOYEE BENEFITS. Schedule 4(q) of the Disclosure Schedule lists all Employee Benefit Plans in which any current or former employee of Imperial participates or has participated within the last five years, whether sponsored by Imperial or a current affiliate of Imperial. To the extent reasonably available, copies of each such plan and related summary plan descriptions, trust agreements, service agreements and insurance policies and the three (3) most recent annual reports on Internal Revenue Service ("IRS") Form 5500 for each plan have heretofore been provided to the Buyer by the Seller. As to each Employee Benefit Plan in respect of which a copy has not been provided to the Buyer, Schedule 4(q) of the Disclosure Schedule contains a description of the material terms of that Employee Benefit Plan, including its eligibility requirements, benefit accrual, vesting, distributions, funding arrangements and financial condition.

                         (i) Each Employee Benefit Plan (and each related trust
               or insurance contract) complies and has at all times complied in all material respects in form and in operation with the applicable requirements of ERISA and the Code. No Employee Benefit Plan has been the subject of an audit, review, or examination by the Internal Revenue Service, Department of Labor, or the PBGC.

                         (ii) The list of Employee Welfare Benefit Plans in
               Schedule 4(q) of the Disclosure Schedule discloses whether each such plan is (i) self-funded, (ii) funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, or other funding mechanism or (iii) insured. Each Employee Welfare Benefit Plan may be amended or terminated at any time after the Closing Date without any material Liability, other than claims incurred (and premiums due) but not yet paid through the date of termination and any applicable termination fees, penalties or expenses. Each plan complies in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code.
               Schedule 4(q) of the Disclosure Schedule discloses each individual who is currently receiving, who is currently eligible or entitled to COBRA's continuation coverage, his or her monthly premium payments, and number of months remaining for such continuation coverage.

                         (iii) All contributions (including all employer
               contributions and employee salary reduction contributions) which are due have been paid to each Employee Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Benefit Plan or accrued on the Financial Statements in accordance with the past custom and practice of Imperial. All premiums or other payments which are due for all periods ending on or before the Closing Date with respect to each Employee Welfare Benefit Plan have been paid or accrued on the Financial Statements in accordance with the past custom and practice of Imperial.

                         (iv) Each Employee Benefit Plan which is an Employee
               Pension Benefit Plan intended to be a qualified plan in fact meets the requirements of a "qualified plan" under Code Sec. 401(a).

                         (v) No Employee Pension Benefit Plans is a
               "multiemployer plan", as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), and the Seller and its affiliates, including Imperial, has never contributed to a Multiemployer Plan. Neither the Seller nor an affiliate of the Seller, including Imperial, has contributed or been obligated to contribute at any time during the immediate past five years to a "defined benefit plan" as defined in Section 3(35) of ERISA. Except as disclosed in Schedule 4(q) of the Disclosure Schedule, no Employee Pension Benefit Plan has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC, and no proceeding by the PBGC to terminate any Employee Pension Benefit Plan has been instituted or, to the Knowledge of the Seller and Imperial, threatened.

                         (vi) There have been no Prohibited Transactions with
               respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller and Imperial, threatened.

                         (vii) No compensation payable by Imperial or an
               affiliate to any of its employees, officers or directors under any existing contract, Employee Benefit Plan or other employment arrangement or under-standing (including by reason of the transactions contemplated hereby) will be subject to disallowance under Section 162(m) of the Code or be characterized as an "excess parachute payment under Section 280G of the Code.

Imperial has not incurred any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that Imperial and the Controlled Group of Corporations which includes Imperial maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute. Imperial does not maintain, nor has it ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses or their dependents (other than in accordance with Code Sec. 4980B).

                    (r)  ENVIRONMENT, HEALTH AND SAFETY. Except as disclosed on
Schedule 4(r) of the Disclosure Schedule:

                         (i) Imperial is in material compliance with all Laws concerning the environment, public health and safety, and employee health and safety, and no material charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against it or, to the Knowledge of the Seller and Imperial, is threatened alleging any failure to comply with any such Laws.

                         (ii) Imperial has no material Liability (and there is
               no present or threatened charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against Imperial giving rise to any material Liability) under the

               Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1899, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other Law or Order of any Governmental Body, concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment.

                         (iii) There is no present or, to the Knowledge of the
               Seller and Imperial, threatened, charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against Imperial giving rise to any material Liability) for damage to any Real Property, location, or body of water (surface or subsurface) or for illness or personal injury.

                         (iv) Imperial has no material Liability under the Occupational Safety and Health Act, as amended, or any other Law concerning employee health and safety.

                         (v) Imperial has obtained and been in material compliance with all of the terms and conditions of all permits, licenses and other authorizations which are required under, and has been in material compliance with all other, Laws and Orders of any Governmental Body relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases or threatened releases of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes into ambient air, surface water, ground water or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, hazardous or toxic materials or wastes.

                         (vi) Imperial has delivered or caused to be delivered to the Buyer all environmental assessments, reports, audits and other documents in its possession or under its control that relate to Real Property that Imperial or any predecessor entity currently occupies or has occupied at any time in the past in connection with the Business.

                         (vii) The Buyer will not incur more than $25,000 of
               Adverse Consequences in any way resulting from, arising out of, relating to or caused by the environmental matter described as item A.VI. of Schedule 4(r) of the Disclosure Schedule.

                         (viii) The source of the material comprising the berm
               on the parcel of Real Property located in Ohio was non-hazardous construction debris, and not soil surrounding the underground storage tank formerly located on that parcel.

                         (ix) The Buyer will not incur more than $25,000 of Adverse Consequences in any way resulting from, arising out of, relating to or caused by the environmental matter described as item B.V. of Schedule 4(r) of the Disclosure Schedule.

                         (x) The Buyer will not incur more than $25,000 of Adverse Consequences in any way resulting from, arising out of, relating to or caused by the environmental matter described as item C.I. of Schedule 4(r) of the Disclosure Schedule.

                    (s)  LEGAL COMPLIANCE. Imperial has:

                         (i)  been in Material compliance with all
               non-environmental Laws, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Imperial which is currently pending and alleges any failure to comply with any such non-environmental Law;

                         (ii) not violated in any Material respect or received a notice or charge asserting any violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act or the Federal Trade Act, each as amended;

                         (iii) been in Material compliance with all TOSCA and other related rules and regulations; and

                         (iv)   been in Material compliance with all
               requirements to file all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all material respects) under all applicable Laws.

                    (t) CERTAIN BUSINESS RELATIONSHIPS WITH IMPERIAL. Neither the Seller nor its Affiliates other than Imperial owns any property or right, tangible or intangible, which is necessary for the conduct of the Business.

                    (u) BROKERS' FEES. Imperial does not have any Liability or obligation to pay any fees or commissions to any broker, finder or similar representative with respect to the transactions contemplated by this Agreement.

                    (v) ACCOUNTS RECEIVABLE. With respect to the accounts, notes, and loans receivable recorded on the Most Recent Financial Statements, subject to a reserve for bad debts set forth in the Most Recent Financial Statements, as adjusted for the passage of time through the Closing Date, and determined in accordance with GAAP applied on a basis consistent with Imperial's past custom and practice: (i) all of such accounts, notes, and loans receivable are free and clear of any Security Interests; (ii) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (iii) none of the obligors to such accounts, notes, or loans receivable has given written notice that it will or may refuse to pay the full amount or any portion thereof.

                    (w)  BANK ACCOUNTS; INVESTMENTS. Attached hereto as
Schedule 4(w) of the Disclosure Schedule is a list of all banks or other financial institutions with which Imperial has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. Schedule 4(w) of the Disclosure Schedule also contains a list of all material investments by Imperial in any funds, accounts, securities, certificates of deposit or instruments of any Person.

                    (x)  THERE IS NO SUBSECTION (X).

                    (y) CUSTOMERS AND SUPPLIERS. Schedule 4(y) of the Disclosure Schedule lists the ten largest customers of Imperial and the ten largest suppliers of Imperial for the twelve (12) consecutive fiscal month period ending July 1, 2000. Since the Most Recent Financial Statements Date, there has been no Material Adverse Change in the business relationship of Imperial with any customer or supplier named on Schedule 4(y) of the Disclosure Schedule. To the Knowledge of Seller and Imperial and other than in the Ordinary Course of Business, no customer or supplier named on Schedule 4(y) of the Disclosure Schedule has threatened or expressed an intention to reduce materially the volume of its purchases from or sales to Imperial or otherwise materially modify its business relationship with Imperial. Notwithstanding the foregoing, no representation or warranty is made by the Seller that Imperial's relationship with any customer or supplier will not be effected by the purchase of Imperial by the Buyer.

                    (z) CERTAIN BUSINESS PRACTICES. Neither Imperial nor any of its directors, officers, agents or employees has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

               5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                    (a) GENERAL. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7 below).

                    (b) NOTICES AND CONSENTS. The Seller will cause Imperial to give any notices to third parties, and will cause Imperial to use its reasonable best efforts to obtain third-party consents, that the Buyer may reasonably request in connection with the matters pertaining to Imperial disclosed or required to be disclosed in the Disclosure Schedule. Each of the Parties will take any additional action (and the Seller will cause Imperial to take any additional action) that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of Governmental Bodies, and third parties that he, she or it may be required to give, make or obtain.

                    (c) OPERATION OF BUSINESS. Except as contemplated hereby or as may be incidental to or in furtherance of the transactions contemplated hereby or as may have been set forth herein or in the Disclosure Schedule, without the consent of the Buyer (which consent shall not be unreasonably delayed or withheld), the Seller will not cause or permit Imperial to engage in any practice, take any action, embark on any course of inaction or enter into any transaction outside the Ordinary Course of Business or that would constitute a breach of the representation and warranty contained in Section 4(f) hereof if such action, inaction or transaction occurred after the date of the Most Recent Financial Statements and prior to the date of this Agreement.

                    (d) PRESERVATION OF BUSINESS. Except as contemplated hereby or as may be incidental to or in furtherance of the transactions contemplated hereby or as may have been set forth herein or in the Disclosure Schedule, the Seller will cause Imperial to use its reasonable best efforts to keep the Business and Imperial's properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

                    (e) ACCESS. Prior to the termination of this Agreement as provided in Section 9 herein, the Seller will permit, and the Seller will cause Imperial to permit, representatives of the Buyer to have access at reasonable times, and in a manner so as not to interfere with the normal business operations of Imperial, to the headquarters and all other facilities of Imperial, to all books, records, contracts, Tax records and documents of or pertaining to Imperial and to all employees, customers and suppliers of Imperial, provided however, that the Buyer shall not be entitled to conduct any further environmental investigation on site at the Real Property. During the Buyer's on-site investigation of Imperial, except as otherwise provided herein, the Buyer shall not discuss any aspects of the operation of Imperial with any employee of Imperial, and the Buyer shall direct all requests for information and material only through the Seller, unless otherwise agreed to by the Buyer and the Seller in writing. The Buyer shall be entitled to contact and interview the customers of Imperial listed on Schedule 5(e) of the Disclosure Schedule ("DESIGNATED IMPERIAL CUSTOMERS"), which communications and interviews shall be conducted in strict conformity with the format included in Schedule 5(e) of the Disclosure Schedule, provided that the President of Imperial and/or representatives designated by him shall accompany representatives of the Buyer on any visit to or with any Designated Imperial Customer, and shall participate in all communications between the Buyer and any Designated Imperial Customer. At the request of the Buyer, the Seller shall proceed to arrange with Imperial a mutually agreeable time and place at which the Buyer may conduct interviews with key employees of Imperial.

                    (f) NOTICE OF DEVELOPMENTS. The Seller will give prompt written notice to the Buyer of the occurrence of any Material Adverse Change or Event. Each Party will give prompt written notice to the others of any Material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement.

                    (g) EXCLUSIVITY. The Seller will not (and the Seller will not cause or permit Imperial to) (i) solicit, initiate or encourage the submission of any proposal or offer from any person involving Imperial or the Business relating to any (A) liquidation, dissolution or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets or
(D) similar transaction or business combination or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by an, person to do or seek any of the foregoing.

                    (h) HSR ACT FILING. The Buyer, the Parent and the Seller will use commercially reasonable efforts to file or cause to be filed with the FTC and the DOJ at Buyer's expense, as promptly as practicable but in no event later than one (1) business day after the execution of this Agreement, the Notification and Report Form and related material required to be filed in connection with the transactions contemplated in this Agreement pursuant to the HSR Act, and to promptly file any additional information requested by the FTC or the DOJ as soon as practicable after receipt of a request therefor. In addition, the Buyer and the Parent shall use its commercially reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorizations relating to the HSR Act that is required for the consummation of the transactions contemplated by this Agreement; provided, however, that neither the Parent nor the Buyer shall be obligated hereby to accept any order providing for the divestiture by either the Parent or the Buyer of such of the assets relating to the Business (or, in lieu thereof, assets and businesses of the Parent or the Buyer having an approximate equivalent value) as are necessary to fully consummate the transactions contemplated by this Agreement or an order to hold separate such assets and businesses pending such divestiture.

                    (i) PLANT CLOSING NOTIFICATION. The Buyer shall be responsible for providing any notice of layoff or plant closing required with respect to any manufacturing facility of Imperial pursuant to the Federal Worker Adjustment and Retraining Notification Act of 1988, any successor federal law and any applicable state or local plant closing notification statute, for any such layoffs or plant closings which will commence effective on or subsequent to the Closing Date.

                    (j) INTERCOMPANY ITEMS. The Seller shall, as of the date immediately preceding the Closing Date, by appropriate documentation and accounting entries, eliminate any intercompany payables, receivables and/or indebtedness to the Seller arising prior to the Closing Date, provided that the Seller expressly agrees that any other provision of this Agreement to the contrary notwithstanding, the "basket" provisions of Section 8(b)(ii) hereof shall not apply to any obligation of the Seller to the Buyer for a breach of this covenant.

                    (k) EXCLUDED ASSETS AND EXCLUDED LIABILITIES. The Seller covenants to the Buyer that prior to the Closing, Imperial shall transfer and assign to the Seller, and the Seller shall accept and assume, all of the Excluded Assets and all of the Excluded Liabilities, and the Seller shall cause all related reserves to be eliminated from the financial books and records of Imperial.

                    (l) NO NEGATIVE CASH. The Seller covenants to the Buyer that Imperial shall not have a negative cash position on close of business on the Closing Date, provided that the Seller expressly agrees that any other provision of this Agreement to the contrary notwithstanding, the "basket" provisions of Section 8(b)(ii) hereof shall not apply to any obligation of the Seller to the Buyer for a breach of this covenant.

                    (m) TITLE INSURANCE. To the extent reasonably requested by the Buyer, the Seller and Imperial shall cooperate with the Buyer and assist the Buyer in obtaining (at the Buyer's expense) with respect to each parcel of Real Property, an ALTA Owner's and Leasehold Policies of Title Insurance in form and substance reasonably acceptable to the Buyer's counsel.

                    (n) SURVEYS. To the extent reasonably requested by the Buyer, the Seller and Imperial shall cooperate with the Buyer and assist the Buyer in obtaining (at the Buyer's expense) with respect to each parcel of Real Property as to which a title insurance policy is to be procured pursuant to
Section 5(m) above, a current survey of that parcel certified to the Buyer, prepared by a licensed surveyor in form and substance reasonably acceptable to the Buyer's counsel.

                    (o) CERTAIN INSURANCE POLICIES AND ARRANGEMENTS. With respect to each of the insurance policies and other contractual arrangements listed on Schedule 5(o) of the Disclosure Schedule, on or before the Closing, the Seller shall cause the insurer providing such insurance policy or the other party to such contractual arrangement, as the case may be, to establish a separate insurance policy or contractual arrangement for Imperial providing for identical coverage as under such insurance policy (and, with respect to the stop-loss insurance policy, taking into account claims paid during the portion of the contract period preceding the Closing) or identical terms as under such contractual arrangement, to remain in effect for a period of time commencing no later than the Closing and ending on the date of the expiration of such insurance policy or the contract period of such contractual arrangement (subject to the terms and conditions of such policy or contract), as set forth opposite that insurance policy or contractual arrangement on Schedule 5(o) of the Disclosure Schedule. The Buyer acknowledges, however, that the cost of such separate policies and contractual arrangements will be higher than the cost of such policies and contractual arrangements to the Seller or Imperial prior to the Closing.

                    (p) COMPARISON MONTH FINANCIAL STATEMENTS. The Seller covenants to the Buyer that (i) the Seller shall cause to be prepared and delivered to the Buyer within five (5) days following the date hereof, Imperial's unaudited balance sheet and statement of operations, changes in stockholders' equity and cash flows as of and for the eleven month period commencing September 26, 1999 and ending on the last day of the Comparison Month (the "COMPARISON MONTH FINANCIAL STATEMENTS"), and (ii) except as set forth on
Schedule 4(e) of the Disclosure Schedule, the Comparison Month Financial Statements shall be (A) prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, (B) correct and complete in all material respects, (C) fairly present the financial condition and results of operations of Imperial as of such date and for the period indicated, and (D) prepared from and in accordance with the books and records of Imperial (which books and records shall be correct and complete in all material respects).

                    (q) PHYSICAL INVENTORY TAKING AND DETERMINATION OF
WHETHER INVENTORY RESERVE UNDERSTATEMENT EXISTS. The Seller shall have caused the conduct of the Physical Inventory Taking to be commenced on or about September 5, 2000. Within fifteen (15) days following the date of this Agreement Arthur Andersen shall conduct an audit of the Adjusted Inventory as reflected in the Comparison Month Financial Statement and issue a written report thereon, which report shall disclose whether or not an Inventory Reserve Understatement exists. The Buyer shall have an opportunity to review and comment on the said Arthur Andersen report and its underlying workpapers for at least five (5) days following its receipt of same from Arthur Andersen. The Buyer and the Seller agree to consult and resolve in good faith any issues arising as a result of the Buyer's review of the said Arthur Andersen report. If the Buyer and the Seller are unable to reach an agreement on the conclusions of the said Arthur Andersen report within such five (5) day period, they shall submit the issue to arbitration by a nationally recognized accounting firm mutually acceptable to the Buyer and the Seller, whose determination shall be made within twenty (20) days following the first to occur of the date the Parties conclude they are unable to reach agreement or the date of the expiration of the said five (5) day period, and shall be final and binding on the Parties, and whose expenses shall be shared equally by the Buyer and the Seller.

                    (r) TERMINATION OF JOHNSON SALARY CONTINUATION AGREEMENT. The Seller shall deliver to the Buyer a copy of any termination of, or amendment to, that certain Salary Continuation Agreement dated May 1, 1999 by and between the Seller and Robert D. Johnson (the "JOHNSON AGREEMENT").

          6. ADDITIONAL COVENANTS. The Parties further covenant and agree as follows:

               (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that, from and after the Closing, the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to Imperial; provided that the Seller may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

               (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving Imperial, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 8 below).

               (c) OBLIGATION TO REFER INQUIRIES. The Seller will use reasonable best efforts to refer all customer inquiries relating to Imperial's Business to the Buyer and/or Imperial from and after the Closing for a period of 12 months thereafter.

               (d) CONFIDENTIALITY. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement for a period of two (2) years commencing with the day following the Closing Date, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its reasonable best efforts to obtain, at the reasonable request and at the expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such Portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure. Notwithstanding anything contained in this Section 6(d) to the contrary, the Seller shall not be prevented from keeping copies of Confidential Information and including such information in any filing, report or disclosure it reasonably believes it is required to make pursuant to Law, including without limitation any filings, reports or disclosures to the IRS or the Securities and Exchange Commission.

               (e)  ADDITIONAL TAX MATTERS.

                    (i) The Seller shall be responsible for the preparation and filing of all of the Seller's federal consolidated income Tax Returns with respect to all Pre-Closing Tax Periods, which shall include Imperial, and for the payment of all federal income Taxes with respect to such Tax Returns.

                    (ii) The Seller shall be responsible for the preparation and filing of all state and local Tax Returns ("SAL TAX RETURNS") of Imperial for Pre-Closing Tax Periods that are required to be filed on or before the Closing Date, and for the payment of all Taxes with respect to such SAL Tax Returns. Such SAL Tax Returns shall be prepared in a manner consistent with prior practice, and shall utilize accounting methods, elections and conventions that do not have the effect of distorting the allocation of income or expense between Pre-Closing Tax Periods and Post-Closing Tax Periods, unless required otherwise by law.

                    (iii) The Seller shall have prepared and delivered to the Buyer for review and comment thereon at least fifteen (15) days prior to the due date for their filing Tax Returns relating solely to Pre-Closing Tax Periods that have not been filed on or prior to the Closing Date and which are required by applicable law to be signed and filed by the Buyer, provided that the provisions of this paragraph
          (iii) shall not apply to any SAL Tax Returns (other than those to be filed in the States of Ohio and Texas) in which Section 338 Taxes are or will be due and owing (collectively, the "APPLICABLE SAL TAX RETURNS"), which Applicable SAL Tax Returns shall be subject to the provisions of paragraph (xiii) hereof. The Buyer and the Seller agree to consult and resolve in good faith any issues arising as a result of the review of such Tax Returns by the Buyer prior to the filing of Tax Returns to which this paragraph (iii) applies. The Seller shall promptly reimburse the Buyer, in immediately available funds, any Taxes that are required to be paid with such Tax Returns.

                    (iv) The Buyer shall be responsible for the preparation and filing of all Straddle Period Tax Returns with respect to Imperial, and for the payment of all Taxes with respect to such Tax Returns. The Buyer shall provide the Seller with an opportunity to review and consult on all such Tax Returns at least fifteen (15) days prior to the due date for the filing of such Tax Returns, provided that the Buyer and the Seller agree to consult and resolve in good faith any issues arising as a result of the review of such Tax Returns by the Seller prior to the filing of such Tax Returns. The Seller shall reimburse the Buyer, in immediately available funds, for the portion of any Tax relating to the Straddle Period that is allocable, in accordance with paragraph (vii) below, to the pre-Closing portion of such Straddle Period other than any Section 338 Taxes.

                    (v) The Buyer shall be responsible for the preparation and filing of all Tax Returns and the payment of all Taxes with respect to Imperial for all Post-Closing Tax Periods.

                    (vi) To the extent permitted by law, the Seller and the Buyer shall use their best efforts to cause any Tax period to close on the Closing Date.

                    (vii) Except for Section 338 Taxes provided for in paragraph (xiii) below, Taxes payable with respect to a Straddle Period shall be allocated to the pre-Closing and post-Closing portions of a Straddle Period on the basis of the Audited Statement of Net Working Capital, except that Taxes imposed on a periodic basis, such as real and personal property Taxes, shall be prorated based on the number of days before and after the Closing Date.

                    (viii) The Buyer covenants that it will not cause or permit Imperial or any other Affiliate of the Buyer to amend any Tax Return, take any

          Tax position on any Tax Return, or take any other action that results in any increased Tax liability of Imperial or the Seller in respect of any Pre-Closing Tax Period without the prior consent of the Seller, which consent shall not be unreasonably withheld or delayed. The Seller covenants that neither it nor any Affiliate of the Seller will amend any Tax Return, take any position on any Tax Return, or take any other action that results in any increased Tax liability of Imperial or the Buyer in respect of any Post-Closing Tax Period without the prior consent of the Buyer, which consent shall not be unreasonably withheld or delayed.

                    (ix) The Seller shall pay any stock transfer taxes due as a result of the sale of the Imperial Shares to the Buyer pursuant to the transactions contemplated by this Agreement.

                    (x) The Buyer shall promptly pay or shall cause prompt payment to be made to the Seller of all refunds of Taxes and interest thereon received by, or credited against the Tax liability of the Buyer, Imperial or any other Affiliate of the Buyer attributable to Taxes paid by the Seller, Imperial or any other Affiliate of the Seller with respect to any Pre-Closing Tax Period or pre-Closing portion of a Straddle Period. If, with respect to a Tax Return required to be filed by Imperial, the Seller reasonably determines that Imperial is entitled to file a claim for refund or an amended Tax Return with respect to a Pre-Closing Tax Period, the Buyer shall, upon the Seller's reasonable request, cause Imperial to file any such claim or amended Tax Return, except in the instance where the Buyer reasonably believes that to take that action would adversely affect the Buyer's interests.

                    (xi) At the Buyer's request and expense, the Seller shall join the Buyer in making elections under Code Sec. 338(g) and Code Sec. 338(h)(10) of the Code and any state, local and foreign counterparts with respect to Imperial (the "SECTION 338 ELECTIONS"). The Seller and the Buyer shall jointly complete and make the Section 338 Elections on the applicable forms and in accordance with applicable law. The Buyer shall deliver such forms and related documents to the Seller within fourteen (14) days following the Seller's receipt of the final Purchase Price allocation referred to in
          Section 6(e)(xii) below. The Seller shall, within fourteen (14) days of its receipt of those forms and related documents, deliver to the Buyer such completed forms as are required to be filed with respect to the Section 338 Elections. The Buyer and the Seller shall timely file the Section 338 Elections and any required forms and documents. Notwithstanding the foregoing, the Seller makes no representation, warranty or covenant as to the validity or effectiveness of the
          Section 338 Elections other than as to the capacity and authority of its officers or employees who join in the making of the Section 338 Elections.

                    (xii) The Buyer and the Seller shall act reasonably and in good faith to reach an agreement promptly, but in no event later than one hundred fifty

          (150) days after the Closing Date, on the allocation of the Purchase Price among the assets of Imperial for purposes of the Section 338 Elections. The Buyer shall deliver to the Seller a proposed allocation of the Purchase Price within one hundred twenty (120) days following the Closing Date. The Seller shall have an opportunity to review and comment on such proposed allocation of the Purchase Price for at least fifteen (15) days following its receipt of same from the Buyer. The Buyer and the Seller agree to consult and resolve in good faith any issues arising as a result of the Seller's review of the Buyer's proposed allocation of the Purchase Price. If the Buyer and the Seller are unable to reach an agreement on the allocation of the Purchase Price within such one hundred fifty (150) day period, they shall submit the issue to arbitration by a nationally recognized accounting firm mutually acceptable to the Buyer and the Seller, whose determination shall be made within forty-five (45) days following the first to occur of the date the Parties conclude they are unable to reach agreement or the date of the expiration of the said one hundred fifty (150) day period, and shall be final and binding on the Parties, and whose expenses shall be shared equally by the Buyer and the Seller.

                    (xiii) Subject to the limitations set forth in the penultimate sentence of this paragraph (xiii), the Buyer shall be responsible for the payment of any Taxes of the Seller's affiliated group or Imperial imposed by any State or local tax authority that result from the Section 338 Elections (the "SECTION 338 TAXES"). The Applicable SAL Tax Returns shall be (x) prepared by the Seller in mass in a manner consistent with prior practice, and shall utilize accounting methods, elections and conventions that do not have the effect of distorting the allocation of income or expense between Pre-Closing Tax Periods and Post-Closing Tax Periods, unless required otherwise by law, (y) delivered to the Buyer in one group comprising all of the Applicable SAL Tax Returns within one hundred fifty (150) days after the Closing Date, and (z) accompanied by a written report (the "SECTION 338 REPORT") prepared by Arthur Andersen that sets forth in detail the computation of the Section 338 Taxes due therewith and all other Taxes due therewith relating to Pre-Closing Tax Periods (the "NON-SECTION 338 TAXES"). The Buyer and its accounting firm shall have a period of not more than thirty (30) days to review and comment upon the Applicable SAL Tax Returns and the Section 338 Report. The Seller and Arthur Andersen shall permit the Buyer and its accounting firm access to the Tax and accounting records they reasonably request in order to verify the calculations set forth in the Applicable SAL Tax Returns and the Section 338 Report. The Buyer and the Seller shall act reasonably and in good faith to reach an agreement regarding the amount of the Section 338 Taxes and the Non-Section 338 Taxes due with the Applicable SAL Tax Returns. If the Buyer and the Seller are unable to reach an agreement within sixty (60) days after the Seller's delivery of the Section 338 Report to the Buyer, then they shall promptly submit the matter to arbitration by a nationally recognized accounting firm mutually acceptable to the Seller and the Buyer, whose determination shall be made within ninety (90) days after the Seller's delivery of the Section 338 Report to the Buyer, which shall be final and binding on the Parties. The expenses and fees of the said accounting firm shall be shared equally by the Buyer and the Seller. Following the determination of the Section 338 Taxes and the Non-Section 338 Taxes due in respect of the Applicable SAL Tax Returns, the Seller shall promptly pay to the Buyer in immediately available funds an aggregate amount, if any, equal to the sum of (1) the Non-Section 338 Taxes, if any, plus (2) the Section 338 Taxes, if any, in excess of $403,000. The Buyer shall promptly pay to the Seller in immediately available funds an amount equal to the lesser of (x) any third-party advisory fees paid by the Seller in connection with the Section 338 Elections and the analysis and determination of the
          Section 338 Taxes plus any additional Taxes payable by the Seller's affiliated group as a result of the Buyer's payment of any Section 338 Taxes, or (y) $37,000 (the "SPECIAL SECTION 338 GROSS-UP AMOUNTS AND FEES").

                    (xiv) The Seller, the Buyer and Imperial shall cooperate in good faith in (a) preparing and filing all Tax Returns, (b) maintaining and making available to each other all records necessary in connection with the preparation and filing of all Tax Returns and the payment of all Taxes and (c) resolving all disputes and audits with respect to any Tax Returns and Taxes. The Buyer and the Seller recognize that each may need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the other; therefore, the Buyer and the Seller agree (A) to retain and maintain Tax records relating to Imperial for a period expiring on the earlier of five (5) years after the Closing Date or a date that is at least ninety (90) after the expiration of all applicable statutes of limitation relating to Taxes and Tax Returns,
          (B) to allow each other and their agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records, such activities to be conducted during normal business hours and at the requesting party's expense and (C) and to offer the other parties such records before destroying such records.

               (f) COVENANT NOT TO COMPETE. For a period of four (4) years from and after the Closing Date, the Seller will not, directly or indirectly, as shareholder, partner, associate, principal, agent, trustee or through the agency of any corporation, partnership, association or agent, (i) participate or engage in the Business existing as of the Closing Date, (ii) take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of Imperial from maintaining the same business relationships with Imperial after the Closing as it maintained with Imperial prior to the Closing, or service or solicit any of Imperial's Business from any customer of Imperial, (iii) request or advise any customer of Imperial to withdraw, curtail or cancel such customer's business with Imperial or (iv) solicit for employment any person employed by Imperial on the Closing Date (other than through means of general advertisements); provided however, that (A) no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall, for purposes of this Section 6(f), be deemed to engage solely by reason thereof in any of its businesses and (B) the future acquisition by the Seller or its Affiliates of any Person or business engaged in the Business shall not be deemed to violate this Section 6(f) if (x) less than ten percent (10%) of the total revenues of such acquired business or Person are derived from the Business and (y) Sovereign is given a right of first refusal pursuant to which it could purchase the portion of the acquired business that is engaged in the Business.

               (g)  EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule
4(q) of the Disclosure Schedule, from and after the Closing Date, the Buyer shall be the plan sponsor for each and every Employee Benefit Plan of Imperial that is listed on Schedule 4(q) and shall continue as sponsor of each such plan and related trusts, insurance contracts, other assets and documents that have been maintained by Imperial or the Seller for the benefit of employees or former employees of Imperial and all of which plans, trusts, insurance contracts and other assets and documents are set forth on Schedule 4(q) of the Disclosure Schedule); provided, however, that with respect to:

                    (i) BUYER'S PLAN. The Current Employees who are salaried employees or hourly employees not subject to a collective bargaining agreement shall cease participating in the NS Group, Inc. Salaried Employees Retirement Savings Plan (the "SELLER'S PLAN") as of the Closing Date. The Buyer or Imperial shall establish or designate a defined contribution plan (the "BUYER'S PLAN") effective as of the Closing Date, to accept the assets of, and to assume the liability of, the Seller's Plan associated with those Current Employees participating in the Seller's Plan on the Closing Date (collectively, the "AFFECTED PARTICIPANTS").

                    (ii) TRANSFER OF PLAN ASSETS. No later than 30 days after the Closing Date, the Buyer shall deliver to the Seller (a) a copy of the Buyer's Plan and any amendment necessary to effectuate the transfer of assets and the assumption of account balances in accordance this Section and to preserve any benefits protected from elimination or modification under Code Section 411(d)(6), (b) a copy of the trust agreement for the Buyer's Plan, and either, (c) the most recent favorable determination letter from the IRS with respect to the Buyer's Plan, or (d) an opinion from the Buyer's legal counsel acceptable to the Seller that the Buyer's Plan document(s), as so amended, complies or will comply on a timely basis with the applicable provisions of the Code relating to the qualification of, and the transfer of assets and assumption of benefit liabilities by, the Buyer's Plan. As soon as practicable, but in no event later than 90 days after the Buyer has established or designated the Buyer's Plan, the Seller shall cause the Seller's Plan to transfer to the Buyer's Plan the value of Affected Participants' account balances in the Seller's Plan as of the transfer date, including shares of NS Group, Inc. Common Stock having a fair market value equal to the aggregate value of the Affected Participants' account balances invested in the NS Group Common Stock Fund under the Seller's Plan as of the transfer date. Prior to the transfer of assets, the Seller shall certify in a form acceptable to the Buyer as follows: (1) that the assets being transferred to the Buyer's Plan equal the liabilities associated with the Affected Participants under the Seller's Plan; (2) that the assets being transferred to the Buyer's Plan from the Seller's Plan were calculated in accordance with the provisions of the Seller's Plan,
          Section 414(l) of the Internal Revenue Code, and Section 1.414(l)-1 of the Treasury Department Regulations; and (3) that the transfer of assets to the Buyer's Plan from the Seller's Plan will satisfy the requirements of Section 414(l) of the Internal Revenue Code and Section 1.414(l)-1 of the Treasury Department Regulations. Upon such transfer and certification, the Buyer, Imperial and the Buyer's Plan shall be responsible for all benefits attributable to Affected Participants' accounts and the Seller and the Seller's Plan shall cease to have any liability for such benefits or accounts.

                    (iii) BACK SERVICE CREDIT. Service of each Current Employee shall be recognized by the Buyer in connection with the administration of the Buyer's Plan and the Buyer's Welfare Benefit Plans for all purposes, including, without limitation, vesting, eligibility for benefits, level of benefits and optional forms of payment, but not benefit accrual.

                    (iv) BENEFITS. The Buyer covenants to the Seller that after the Closing Date, the Buyer shall cause Imperial to provide to each Current Employee benefits that are no less favorable than the benefits offered by the Buyer to the employees of the Buyer's operating subsidiaries relative to geographic location, business area, job description, seniority and related relevant classifications.

                    (v) COBRA. Schedule 4(q) of the Disclosure Schedule lists all of the current and former employees of Imperial and the dependents of such employees with respect to whom a qualifying event occurred prior to or on the Closing Date and who is receiving or who is currently entitled or eligible to continuation coverage under COBRA. The Buyer shall assume all COBRA obligations with respect to all such persons. The Buyer shall assume all COBRA obligations that arise on or after the Closing Date under all Employee Welfare Benefit Plans that are listed in Schedule 4(q) of the Disclosure Schedule which are group health plans subject to COBRA.

               (h) DISABILITY WORKERS' COMPENSATION. To the extent commercially feasible, the Buyer and its plans shall assume all responsibility for unpaid workers' compensation, short-term disability and long-term disability claims made by a Current Employee after the Closing Date. With respect to any Current Employee on short-term disability on the Closing Date, the Buyer shall, at its expense, continue short-term disability coverage substantially similar to that provided by the Seller.

               (i) SEVERANCE POLICY. The Buyer shall establish and maintain, for the period commencing on the Closing Date and terminating not less than one
(1) year following the Closing Date, a severance policy for Imperial which provides severance benefits to the Current Employees who are retained by Imperial following the Closing Date which are substantially similar to the severance benefits described on Schedule 6(i) of the Disclosure Schedule; provided that nothing in this Agreement shall require the Buyer to retain any Current Employee or prevent the Buyer from terminating any Current Employee at any time to the extent not inconsistent with applicable Law.

               (j) COLLECTIVE BARGAINING AGREEMENT. The Buyer agrees to be bound by the terms and conditions of the collective bargaining agreement covering employees of Imperial described on Schedule 4(p)(ii) of the Disclosure Schedule and to continue to provide any compensation or employee benefits required to be provided under the terms of Imperial's collective bargaining agreement.

               (k) BACKYEAR AUDITS. Following the Closing, the Seller shall cooperate with the Buyer's efforts to cause Imperial, at Buyer's expense, to deliver, or cause to be delivered, to the Buyer an unqualified and unmodified audit report of Ernst &Young, LLP on the balance sheets of Imperial as of September 26, 1998 and September 25, 1999, and audited statements of operations and cash flows of Imperial for the fiscal years then ended, which report shall be without limitation as to the scope of the audit. The Seller shall assist the Buyer, at no third-party cost or expense to the Seller, by providing all management letters, reports or representations reasonably requested by such auditors in connection with such audits. In addition, the Buyer and the Seller shall cooperate with all reasonable requests of the other to take any actions required to consummate the transactions contemplated by this Agreement, and to provide the other with such assistance as is reasonably necessary to comply with all of their respective filing and reporting obligations.

               (l) SPECIAL ARRANGEMENTS RELATING TO KNOWN ENVIRONMENTAL MATTERS. All of the items listed on Schedule 4(r) of the Disclosure Schedule are collectively referred to as "KNOWN ENVIRONMENTAL MATTERS", provided that for purposes of this Agreement, a breach of any of the representations of the Seller set forth in Sections 4(r)(vii), (viii), (ix) and (x) are not Known Environmental Matters, and the breach by the Seller of any of the representations and warranties set forth therein are not subject to the provisions of this Section 6(l). (Further, the Parties expressly acknowledge and agree that notwithstanding that the Seller has furnished the Buyer with a copy of that certain report dated June 14, 2000 prepared by BHE Environmental concerning the Imperial facility located in Cincinnati, Ohio, the subject of that report shall also not be treated as a Known Environmental Matter to which the provisions of this Section 6(l) apply.) The Parties hereby agree that following the Closing, the Buyer shall have the right to conduct the following activities relating to the Known Environmental Matters (collectively referred to as "KNOWN ENVIRONMENTAL ACTIVITIES"): (x) all activities reasonably necessary for the assessment, sampling, investigation, monitoring, remediation, abatement or the like relating to any of the Known Environmental Matters ("KNOWN ENVIRONMENTAL IDENTIFICATION AND REMEDIATION ACTIVITIES"); and (y) the defense, settlement and/or other resolution of all third party claims against the Seller, Imperial, the Buyer or the Parent (including those asserted by any governmental agency) arising from or relating to any of the Known Environmental Matters to the extent such claims are asserted against the Seller, Imperial, the Buyer or the Parent ("KNOWN ENVIRONMENTAL THIRD PARTY CLAIMS" and "KNOWN ENVIRONMENTAL CLAIM RESOLUTION ACTIVITIES," respectively).

               (i) With respect to the conduct of the Known Environmental Identification and Remediation Activities and any Known Environmental Claim Resolution Activities in connection with any Known Environmental Third Party Claims brought by any governmental agency, the Parties hereby agree as follows:


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

                         (A) as appropriate, such activities shall be conducted by an environmental consultant selected by the Buyer with the consent of the Seller, which consent shall not be unreasonably delayed or withheld;

                         (B) a copy of all submissions to any Governmental Body, including without limitation work plans, sampling and analysis plans and health and safety plans, shall be delivered to the Seller within a reasonable time in advance of the submission date to allow for the Seller to review and consult with the Buyer;

                         (C) the Buyer shall deliver to the Seller copies of all information discovered or prepared as a result of the Buyer's conduct of any such activities, including, but not limited to results of soil or groundwater analysis, pumping test results, monitoring results and consulting reports or correspondence;

                         (D) the Seller shall have the right to attend all meetings or discussions with any Governmental Body, and the Seller shall receive notice of the time and place of the meeting or discussion within a reasonable time prior to any such meeting or discussion, provided that so long as the Buyer has furnished the Seller with such reasonable advance notice thereof, the Buyer shall have no responsibility for the Seller's unavailability or failure to attend any such meeting; and

                          (E) the Seller or its representative shall have the right to enter the relevant portion of Imperial's Real Property at all reasonable times for the purpose of observing the conduct or performance of any such activities, subject to reasonable health and safety plans or restrictions imposed on the Seller during such observation.

               (ii) With respect to the conduct of any Known Environmental Claim Resolution Activities in connection with any Known Environmental Third Party Claims other than a Known Environmental Third Party Claim brought by a Governmental Body, the Parties hereby agree as follows:

                          (A) upon the Buyer's or Imperial's receipt of any
                    such Known Environmental Third Party Claim Buyer shall promptly so notify the Seller in writing; provided, however, that no delay on the part of the Buyer in notifying the Seller shall relieve the Seller from any liability or obligation hereunder unless (and then solely to the extent) the Seller is damaged and prejudiced from adequately participating in the defense of that Known Environmental Third Party Claim;

                           (B) the Buyer shall defend any such Known
                    Environmental Third Party Claim with counsel of its choice reasonably satisfactory to the Seller, provided that the Seller may retain separate co-counsel at its sole cost and expense, to participate (as an observer) in such defense, further provided that the Buyer shall have full and complete control over any such defense;

                           (C) the Buyer shall deliver or cause to be delivered
                    to the Seller copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Known Environmental Third Party Claim, and timely notices of, and the right to participate (as an observer) in any hearing or other court proceeding relating to any such Known Environmental Third Party Claim; and

                           (D) the Buyer may defend against or enter into any
                    settlement with respect to any such Known Environmental Third Party Claim in any manner it reasonably may deem necessary or appropriate.

               (iii) If the Seller objects to any significant matter related to any of the Known Environmental Activities, the Seller and the Buyer agree that they will attempt in good faith to promptly resolve any such dispute, provided, however, that if such dispute cannot be resolved through good faith negotiations, the Buyer shall have the absolute right to conduct the Environmental Activities in a manner that it reasonably deems to be appropriate.

                                    (IV) The Parties hereby agree that the
                  Seller shall reimburse the Buyer in immediately available funds, within ten (10) days after receipt by the Seller of reasonably satisfactory supporting documentation from the Buyer, for (x) two-thirds (2/3rds) of the first $750,000 of "Known Environmental Costs" (as that term is hereinafter defined) incurred by the Buyer and (y) one-half (1/2) of the next $750,000 of Known Environmental Costs incurred by the Buyer, provided that in no event shall the Seller be liable for more than an aggregate of $875,000 of Known Environmental Costs (the portion of the Known Environmental Costs for which the Seller is liable to Buyer under this Section 6(l) being hereinafter referred to in this Agreement as the "SELLER'S PORTION OF KNOWN ENVIRONMENTAL COSTS"). For purposes of this Agreement, the term "KNOWN ENVIRONMENTAL COSTS" means the aggregate sum of all costs and expenses incurred by Buyer in conducting the Known Environmental Activities during the seven
                  (7) year period following the Closing.

               (m) POST-CLOSING EMPLOYEE BENEFIT MATTERS. The Seller covenants to the Buyer that the Seller shall cooperate with the Buyer and Imperial in establishing the insurance policies and contractual arrangements listed in
Schedule 5(o) of the Disclosure Schedule.


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

          7.   CONDITIONS TO OBLIGATIONS TO CLOSING.

               (a) CONDITIONS TO OBLIGATION OF THE BUYER. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                    (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date, provided that in the case of the representation and warranty contained in Section 4(f)(i), the provisions of Section 7(a)(xi) shall apply.

                    (ii) COVENANTS. The Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

                    (iii) THIRD PARTY CONSENTS. Imperial shall have procured all necessary third party consents specified in Section 5(b) above.

                    (iv) GOVERNMENT ORDER, INJUNCTION. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable judgment order, decree, stipulation, injunction or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (C) affect adversely the right of the Buyer to own the Imperial Shares or have a Material Adverse Effect on Imperial's operation of the Business (and no such judgment order, decree, stipulation, injunction or charge shall be in effect).

                    (v) COMPLIANCE CERTIFICATE. The Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects.

                    (vi) ENTIRE OWNERSHIP; ABSENCE OF LIENS. The acquisition by the Buyer of the Imperial Shares shall represent one hundred percent (100%) of the issued and outstanding capital stock of Imperial and all of the Imperial Shares shall be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever.

                    (vii) GOVERNMENTAL APPROVALS. The Parties and Imperial shall have received all required authorizations, consents and approvals of Governmental Bodies including such authorizations, consents or approvals required under the HSR Act and set forth in the Disclosure Schedule;

                    (viii) BUYER COMPLETION OF CUSTOMER DUE DILIGENCE. Within fourteen (14) days following the date of this Agreement, the Buyer shall have completed a due diligence investigation of the Designated Imperial Customers subject to the provisions of Section 5(e) hereof and determined that no Material Adverse Change has occurred in Imperial's vendor-customer relationship with those Designated Imperial Customers, by delivering to the Seller a written letter within the said fourteen (14) day period advising the Seller to that effect (the "BUYER CUSTOMER DDI SIGN-OFF LETTER"); provided that: (A) if the Buyer shall fail to deliver the Buyer Customer DDI Sign-Off Letter to the Seller within the said fourteen (14) day period, the Buyer shall be deemed to have waived the condition imposed by this Section 7(a)(viii); and (B) if a Material Adverse Change shall have occurred and the Buyer shall, in its absolute discretion, elect not to waive the condition created by this Section 7(a)(viii), the Buyer shall pay the Seller the Termination Fee, payment of which shall be made in immediately available funds by the Buyer to the Seller within ten (10) days following the termination of this Agreement by the Buyer.

                    (ix) OPINION OF SELLER'S COUNSEL. The Buyer shall have received from counsel to the Seller an opinion with respect to the matters set forth in Exhibit B attached hereto, addressed to the Buyer and dated as of the Closing Date;

                    (x) RESIGNATIONS. The Buyer shall have received the resignations, effective as of the Closing, of (A) each director of Imperial and (B) each officer of Imperial designated by the Seller, in each case prior to the Closing.

                    (xi) ABSENCE OF CERTAIN CHANGES. Since the date of this Agreement no Material Adverse Change shall have occurred in Imperial's Business, provided that if a Material Adverse Change shall have occurred and the Buyer shall, in its absolute discretion, elect not to waive the condition created by this Section 7(a)(xi), the Buyer shall pay the Seller the Termination Fee, payment of which shall be made in immediately available funds by the Buyer to the Seller within ten (10) days following the termination of this Agreement by the Buyer.

                    (xii) TRANSFER OF EXCLUDED ASSETS AND EXCLUDED LIABILITIES; NO SECURITY INTERESTS. All Excluded Liabilities and all Excluded Assets shall have been transferred to and assumed by the Seller, all Funded Indebtedness of Imperial shall have been paid in full prior to or at the Closing and all Security Interests in the Shares and in any assets of Imperial except Permitted Liens shall have been fully released of record to the satisfaction of the Buyer and all mortgages and Uniform Commercial Code financing statements covering such Funded Indebtedness shall have been terminated or the Buyer shall be reasonably satisfied that all such Security Interests will be fully released of record within three (3) days thereafter.

                    (xiii) REQUIRED CORPORATE AND SHAREHOLDER ACTIONS. All appropriate corporate and shareholder authorizations of Imperial shall have been obtained.

                    (xiv) ABSENCE OF PROSCRIBED TRANSFERS. Except as set forth on the Disclosure Schedule, since the date of the Most Recent Financial Statements, Imperial shall not have transferred, conveyed, disposed of and/or sold any Material assets, except in the Ordinary Course of Business other than the Excluded Assets.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

               (b) CONDITIONS TO OBLIGATIONS OF THE SELLER. The Obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                    (i) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 3(b) above shall be true and correct in all Material respects at and as of the Closing Date.

                    (ii) COVENANTS. The Buyer and the Parent shall have performed and complied with all of their respective covenants hereunder in all Material respects through the Closing.

                    (iii) GOVERNMENT ORDER, INJUNCTION. No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction wherein an unfavorable judgment order, decree, stipulation, injunction or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such judgment order, decree, stipulation, injunction or charge shall be in effect).

                    (iv) COMPLIANCE CERTIFICATE. The Buyer shall have delivered to the Seller a certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects.

                    (v) GOVERNMENTAL APPROVALS. The Parties and Imperial shall have received all other authorizations, consents, and approvals of Governmental Bodies including such authorizations, consents and approvals required under the HSR Act and set forth in the Disclosure Schedule.

                    (vi) OPINION OF BUYER'S COUNSEL. The Seller shall have received from counsel to the Buyer an opinion with respect to the matters set forth in EXHIBIT C attached hereto, addressed to the Seller and dated as of the Closing Date.

                    (vii) RECEIPT OF BUYER CUSTOMER DDI SIGN-OFF LETTER. The Seller shall have received, or be deemed to have received, the Buyer Customer DDI Sign-Off Letter within the time period fixed by the provisions of Section 7(a)(viii) hereof.

The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

          8.   REMEDIES FOR BREACH OF THIS AGREEMENT.

               (a)  SURVIVAL.

                    (i) SELLER - GENERAL. All of the representations and warranties of the Seller contained in Section 4 above (other than the representations and warranties of the Seller contained in Sections 4(b), (h), (r) and (u) above) shall survive the Closing hereunder and continue in full force and effect for a period of one (1) year following the Closing Date.

                    (ii) SELLER - ENVIRONMENTAL. The representations and warranties of the Seller contained in Section 4(r) shall survive the Closing hereunder and continue in full force and effect for a period of three (3) years following the Closing Date.

                    (iii) SELLER - CERTAIN OTHER REPRESENTATIONS AND
          WARRANTIES; SELLER COVENANTS. The representations and warranties of the contained in Section 3(a) and Sections 4(b), (h) and (u) above, and the covenants of the Seller contained in this Agreement, including the indemnification obligation of the Seller created by the provisions of Section 8(b), shall survive the Closing and continue in full force and effect until and only until the expiration of the applicable statue of limitations.

                    (iv) BUYER - GENERAL. The representations and warranties of the Buyer and the Parent contained in Section 3(b) and the covenants of the Buyer and the Parent contained in this Agreement, including the indemnification obligation of the Buyer and the Parent created by the provisions of Section 8(d), shall survive the Closing and continue in full force and effect until and only until the expiration of the applicable statue of limitations.

                    (v) PRIOR KNOWLEDGE; TIMELINESS OF CLAIMS; POST-CLAIM ADVERSE CONSEQUENCES. All of the representations and warranties of a Party shall survive the Closing hereunder even if any other Party knew or had reason to know of any misrepresentation or breach of warranty by that Party at the time of the Closing. Provided that a Party makes a written claim for indemnification against any other Party pursuant to the notice provisions of Section 10(g) below within the applicable survival period fixed by the provisions of
          Section 8(a): (A) such claim shall survive the expiration of the applicable survival period so fixed by the provisions of Section 8(a); and (B) except as expressly provided otherwise in this Section 8, such claim shall include any Adverse Consequences the other Party may suffer after the date of the claim for indemnification and/or after the end of the applicable survival period.

               (b)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE BUYER.

                    (i) SELLER - GENERAL. Except as expressly provided otherwise in this Section 8, in the event that the Seller breaches any of its representations, warranties, agreements or covenants to the Buyer contained herein, subject to the provisions of Section 8(b)(ii), the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to or caused by any such breach. Without limiting the generality of the foregoing, the Seller agrees to indemnify the Buyer and Imperial from and against (A) all liability for Taxes of the Seller (other than Section 338 Taxes to the extent provided in Section 8(d)(i), below) and its Affiliates, including Imperial, for all Pre-Closing Tax Periods and for the portion of all Straddle Periods that ends on the Closing Date, including all Adverse Consequences suffered by the Buyer in connection with the determination and settlement of any such Seller liability for Taxes, (B) all Adverse Consequences suffered by the Buyer resulting from, arising out, relating to or caused by any of the Excluded Liabilities or any of the Excluded Assets, (C) the Seller's Portion of the Known Environmental Costs and (D) any Adverse Consequences suffered by the Buyer arising in any manner whatsoever out of the Johnson Agreement.

                    (ii) SELLER - MONETARY LIABILITY LIMITATIONS. The Buyer shall not be entitled to indemnification under Section 8(b)(i) for breaches of the Seller's representations and warranties made in
          Section 4 hereof unless (and then, only to the extent that) the Buyer's aggregate Adverse Consequences by reason of such breaches exceed $100,000. The Buyer shall also not be entitled to indemnification under Section 8(b)(i) for breaches of the Seller's representations and warranties made in (A) Section 4 (other than those contained in Sections 4(b), 4(h) and 4(u)) to the extent that the Buyer's aggregate Adverse Consequences by reason of such breaches exceed $2,600,000, and (B) in any other Section of this Agreement, including without limitation, Section 3(a) and Sections 4(b), 4(h) and 4(u), to the extent that the Buyer's aggregate Adverse Consequences by reason of such breaches when taken together with all Adverse Consequences subject to the limitations in the immediately preceding clause (A), exceed the amount of the Purchase Price (as adjusted pursuant to the provisions of Sections 2(c) and 2(g)). Finally, with respect to any matter for which a reserve or liability was established on the Audited Statement of Net Working Capital, the Buyer shall not be entitled to indemnification for any Adverse Consequences under Section 8(b) to the extent of any such reserve or liability.

               (c)  THERE IS NO SECTION 8(c)

               (d)  INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SELLER.

                    (i) BUYER - GENERAL. Except as expressly provided otherwise in this Section 8 hereof, in the event the Buyer or the Parent breaches any of its representations, warranties and covenants contained herein, the Buyer and the Parent jointly and severally agree to indemnify the Seller from and against any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification, resulting from, arising out of, relating to or caused by the breach. Without limiting the generality of the foregoing, the Buyer and the Parent shall jointly and severally indemnify the Seller for (A) all liability for Non-Section 338 Taxes of the Buyer, the Parent and their subsidiaries, including Imperial, for all Post-Closing Tax Periods and for Taxes for the portion of all Straddle Periods after the Closing Date, (B) all liability for Section 338 Taxes properly due with any SAL Tax Returns to be filed in the States of Ohio and Texas, (C) all other Section 338 Taxes (but in no event more than $403,000) due with any Applicable SAL Tax Returns, (D) all of the Special Section 338 Gross-Up Amounts and Fees (but in no event more than $37,000), and (E) the Adverse Consequences to the Seller arising from or relating to a Known Environmental Matter (as defined in Section 6(l) above) in excess of the Seller's Portion of the Known Environmental Costs (as that term is defined in Section 6(l) above).

                    (ii) BUYER - MONETARY LIABILITY LIMITATION. The Seller shall not be entitled to indemnification under Section 8(d)(i) for breaches of the Buyer's and the Parent's representations and warranties to the extent that the Seller's aggregate Adverse Consequences by reason of such breaches exceed the amount of the Purchase Price (as adjusted pursuant to the provisions of Section 2(b)).

               (e) MATTERS INVOLVING THIRD PARTY CLAIMS. If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 8 other than Known Environmental Third Party Claims (which shall be subject to the provisions of Section 6(l) above) (a "THIRD PARTY CLAIM"), then the Indemnified Party shall notify in writing each Indemnifying Party thereof promptly; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any liability or obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is damaged and prejudiced from adequately defending such Third Party Claim. In the event any Indemnifying Party notifies the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party is assuming the defense thereof, (i) the Indemnifying Party will defend the Indemnified Party against that Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party,

(ii) the Indemnified Party may retain separate co-counsel at its sole cost and expense and (iii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to that Third Party Claim without the written consent of the Indemnifying Party (which consent may not be unreasonably withheld or delayed). In the event no Indemnifying Party notifies in writing the Indemnified Party within thirty (30) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party is assuming the defense thereof, however, the Indemnified Party may defend against or enter into any settlement with respect to, that Third Party Claim in any manner it reasonably may deem appropriate, and the Indemnifying Party shall be liable for the settlement amount of that Third Party Claim if and only if its is finally determined to be liable for such amount pursuant to the provisions of this Section 8. At any time after commencement of any such Third Party Claim, any Indemnifying Party may request an Indemnified Party to accept a bona fide offer from the other Party(ies) to the Third Party Claim for a monetary settlement thereof payable solely by such Indemnifying Party (which does not unreasonably burden or restrict the Indemnified Party nor otherwise prejudice it, him or her) whereupon such course of action shall be taken unless the Indemnified Party determines that such Third Party Claim should be continued, in which case the Indemnifying Party shall be liable to the Indemnified Party for indemnity hereunder in respect of that Third Party Claim only to the extent of the lesser of (A) the amount of the settlement offer or (B) the amount for which the Indemnified Party may be liable with respect to such Third Party Claim. In addition, the Party controlling the defense of any Third Party Claim shall deliver or cause to be delivered, to the other Party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of that Third Party Claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to that Third Party Claim.

               (f) DETERMINATION OF LOSS. The Parties shall make appropriate adjustments for Tax benefits and insurance proceeds (reasonably certain of receipt and utility in each case) in determining the amount of any Adverse Consequence or loss for purposes of this Agreement.

               (g) EXCLUSIVE REMEDY. Except as set forth in Section 8(i), the Parties acknowledge and agree that the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of the Parties for any claim or action arising out of any breach of this Agreement or relating to the transactions contemplated hereby.

               (h) PAYMENT. The Indemnifying Party shall promptly pay to the Indemnified Party as may be entitled to indemnity hereunder in cash the amount of any Adverse Consequences to which such Indemnified Party may become entitled to by reason of the provisions of this Agreement if and when it has been finally determined that the Indemnifying Party is liable for such amount in accordance with the provisions of Section 8(j) hereof.

               (i) OTHER INDEMNIFICATION PROVISIONS. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory or common law remedy any Party may have for intentional fraud.

               (j)  ARBITRATION WITH RESPECT TO CERTAIN INDEMNIFICATION
MATTERS. For purposes of this Section 8(j), the Buyer and the Parent shall be deemed to be one and the same Party. Except as expressly provided otherwise elsewhere in this Agreement, the Parties agree to submit to arbitration, in accordance with these provisions, any disputed claim or controversy arising from or related to the alleged breach of this Agreement or any disputed indemnification claim made pursuant to the provisions of this Section 8. The Parties further agree that the arbitration process agreed upon herein shall be the exclusive means for resolving all disputes made subject to arbitration herein, but that no arbitrator shall have authority to expand the scope of these arbitration provisions. Any arbitration hereunder shall be conducted under the procedures of the American Arbitration Association (the "AAA"). Any Party may invoke the following arbitration procedures fixed by the provisions of this
Section 8(j) by written notice for arbitration containing a statement of the matter to be arbitrated, and any disputed matter, controversy or indemnification claim so submitted hereunder is hereinafter referred to as an "ARBITRATION"). Each Arbitration hereunder shall be conducted in accordance with the following procedures.

               (i)  The Arbitration shall be conducted in Cincinnati, Ohio.

               (ii) The governing law shall be Ohio.

               (iii) The Arbitration shall be conducted by a mutually agreeable, neutral arbitrator who, in the case of any arbitration the subject matter of which is related to accounting matters, shall have extensive knowledge of accounting matters (the "ARBITRATOR"). Within fourteen (14) days following written notice of arbitration, the Parties shall prepare and submit to the AAA a joint submission, with each Party to contribute half of the appropriate administrative fee. In the event the Parties cannot mutually agree upon a neutral arbitrator within that fourteen (14) day period, their joint submission to the AAA shall request a panel of three arbitrators who are practicing attorneys with professional experience in the field of corporate law, and the Parties shall attempt to select an Arbitrator from the panel according to AAA procedures.

               (iv) Each Party shall be responsible for its costs incurred in any Arbitration, and the Arbitrator shall not have authority to include all or any portion of said costs in an award, regardless of' which Party prevails.

               (v)   In the conduct of the Arbitration:

                     (A) each Party shall be entitled to discovery pursuant to
               the Federal Rules of Civil Procedure; and

                     (B) evidence shall be competent only if it is admissible
               in evidence, under the Federal Rules of Evidence.

               (vi) The award of the Arbitrator shall be rendered "baseball style," such that the award by the Arbitrator shall be only (A) as requested by one Party or (B) as requested by the other Party; provided that the legal and accounting fees incurred in connection with the Arbitration by the Party whose award request is accepted by the Arbitrator shall be paid by the Party whose reward request is rejected by the Arbitrator, as soon as practicable after receipt of the appropriate supporting invoice.

               (vii) Any Arbitration award shall be accompanied by a written statement containing a summary of the issues in controversy, a description of the award, and an explanation of the reasons for the award. Judgement upon any award may be entered in a court of competent jurisdiction.

               (k)  ADJUSTMENT TO PURCHASE PRICE.  Any payment under this
Section 8 shall be treated for tax purposes as an adjustment of the Purchase Price to the extent such characterization is proper and permissible under relevant Tax authorities, including court decisions, statutes, regulations and administrative promulgations.

          9.   TERMINATION.

               (a) TERMINATION OF AGREEMENT. The Parties may terminate this Agreement as provided below:

                    (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                    (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event the Seller is in breach of any representation, warranty or covenant contained in this Agreement and such breach, if curable, has not been cured within fifteen (15) days of written notice thereof, and the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event the Buyer is in breach of any representation, warranty or covenant contained in this Agreement and such breach has not been cured within fifteen (15) days of written notice thereof;

                    (iii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if the Closing shall not have occurred on or before October 15, 2000 by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty or covenant contained in this Agreement); or

                    (iv) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if the Closing shall not have occurred on or before October 15, 2000 by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the

          Seller itself breaching any representation, warranty or covenant contained in this Agreement).

Nothing contained in this Section 9(a) shall alter, affect, modify or restrict any of the Parties' rights to rely on and/or seek indemnification for a breach of any of the representations and warranties and/or conditions or covenants of any of the Parties contained in this Agreement.

               (b) EFFECT OF TERMINATION. If either the Buyer or the Seller terminates this Agreement pursuant to Section 9(a) above, all obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party, except as provided in Sections 7(a)(viii) and (xi), if applicable.

          10.  MISCELLANEOUS.

               (a) PRESS RELEASES AND ANNOUNCEMENTS. Attached hereto as Exhibit D and Exhibit E, respectively, are the form of the press release each of the Seller, on the one hand, and the Parent and the Buyer, on the other hand, will issue promptly following the date hereof. Except as may be required by applicable securities laws or stock exchange requirements, no Party shall issue any other press release or announcement relating to the subject matter of this Agreement prior to, at or about the Closing without the prior written approval of the Buyer and the Seller, which written approval will not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure).

               (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

               (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein), and that certain letter agreement dated the day preceding the date of this Agreement between the Buyer and the Seller related to certain Designated Imperial Customers, constitute the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, that may have related in any way to the subject matter hereof.

               (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her or its rights, interests or obligations hereunder without the prior written approval of the Buyer, the Parent and the Seller; provided, however, that the Buyer or the Parent may (i) assign any or all of its rights and interests hereunder to another wholly-owned Subsidiary of the Parent (but not its obligations, without the consent of the Seller, which consent shall not be unreasonably delayed or withheld) and (ii) assign its rights to indemnity hereunder as additional collateral to its lenders.

               (e) FACSIMILE/COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

               (f) HEADINGS. The section, paragraph and subparagraph headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then three
(3) days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to Buyer or Parent:

                  c/o Sovereign Specialty Chemicals, Inc.
                           W. Washington Street
                           Suite 2200
                           Chicago, Illinois  60606
                           Attn:    Louis Pace
                                    Vice President
                           Tel:     (312) 419-7100
                           Fax:     (312) 419-7151

         with a copy to:

                           Robert I. Schwimmer, Esq.
                           McBride Baker & Coles
                           500 West Madison,

                           40th Floor Chicago, Illinois 60661
                           Tel:     (312) 715-5791
                           Fax:     (312) 993-9350

         If to Seller or Imperial:

                  c/o NS Group, Inc.
                           530 W. Ninth Street
                           Newport, Kentucky  41071
                           Attn:    Thomas J. Depenbrock
                           Tel:     (606) 292-6809
                           Fax:     (606) 292-0593

         with a copy to:
                           William Seabaugh, Esq.
                           Bryan Cave, LLP
                           211 North Broadway
                           St. Louis, Missouri  63012
                           Tel:     (314) 259-2000
                           Fax:     (314) 259-2020

     Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

               (h) SUBMISSION TO JURISDICTION. This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and be governed by the laws of the State of Ohio, without regard to any applicable conflict of law principles. Except as provided in Section 8(i), any legal action or proceeding against any of the Parties with respect to this Agreement may be brought and enforced:

                    (i) if the Party bringing the legal action or proceeding is the Seller, in a federal or state court located in the Circuit Court of Cook County of the State of Illinois or in the District Court of the United States of America for the Northern District of Illinois, and by execution and delivery of this Agreement, in either case each of the Parties hereby irrevocably accepts for itself and in respect of its property, generally, irrevocably and unconditionally, the jurisdiction of the aforesaid courts; and

                    (ii) if the Party bringing the legal action or proceeding is the Buyer or the Parent, in a federal or state court located in the Court of Common Pleas of Hamilton County of the State of Ohio or in the District Court of the United States of America for Southern District of Ohio, and by execution and delivery of this Agreement, in either case each of the Parties hereby irrevocably accepts for itself and in respect of its property, generally, irrevocably and unconditionally, the jurisdiction of the aforesaid courts.

Each of the Parties agree that a judgment, after exhaustion of all available appeals, in any such action or proceedings shall be conclusive and binding upon them, and may be enforced in any other jurisdiction by a suit upon such judgment, a certified copy of which shall be conclusive evidenced of this judgment. In the instance where the provisions of Section 10(h)(i) apply, each of the Parties hereby waives irrevocably, to the fullest extent permitted by law, any objection to the laying of venue in Chicago, Illinois or any claim of inconvenient forum in respect of any such action in Chicago, Illinois to which it might otherwise now or hereafter be entitled in any actions arising out of or based on this Agreement; and in the instance where the provisions of Section 10(h)(ii) apply, each of the Parties hereby waives irrevocably, to the fullest extent permitted by law, any objection to the laying of venue in Cincinnati, Ohio or any claim of inconvenient forum in respect of any such action in Cincinnati, Ohio to which it might otherwise now or hereafter be entitled in any actions arising out of or based on this Agreement.

               (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

               (k) EXPENSES. Each of the Parties and Imperial will bear its own costs and expenses (including legal fees and expenses and investment banking fees) incurred in connection with this Agreement and the transactions contemplated hereby. Except as paid out of the cash of Imperial or reflected as a liability on the Audited Statement of Net Working Capital, the Seller acknowledges and agrees that Imperial has not borne or will not bear any of the Seller's costs and expenses (including any of its legal fees and expenses and investment banking fees) in connection with this Agreement or any of the transactions contemplated hereby.

               (l) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant relating to the same subject matter as any other representation, warranty or covenant (regardless of the relative levels of specificity) which the Party has not breached, it shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

               (m) INCORPORATION OF EXHIBITS, ANNEXES AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

               (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                     BUYER:

                                     MINI CROWN FUNDING CORP.


                                     By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                     PARENT:


                                     SOVEREIGN SPECIALTY CHEMICALS, INC.


                                     By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                     IMPERIAL:

                                     IMPERIAL ADHESIVES, INC.


                                     By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                     SELLER:

                                     NS GROUP, INC.


                                     By:
                                       -----------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                SCHEDULES TO THE

                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                            MINI CROWN FUNDING CORP.,

                ITS PARENT, SOVEREIGN SPECIALTY CHEMICALS, INC.,

                            IMPERIAL ADHESIVES, INC.

                                       AND

                                 NS GROUP, INC.













BY LISTING MATTERS ON THESE SCHEDULES, THE SELLER AND IMPERIAL SHALL NOT BE DEEMED TO HAVE ESTABLISHED ANY MATERIALITY STANDARD, ADMITTED ANY LIABILITY, OR CONCLUDED THAT ANY ONE OR MORE OF SUCH MATTERS ARE MATERIAL

                                  SCHEDULE 4(a)



(1)      Michigan

(2)      Virginia

(3)      North Carolina

(4)      Texas

(5)      Massachusetts

(Note that Imperial has sold its facilities in Michigan and Virginia.)

                                  SCHEDULE 4(c)



(1)      See Schedule 4(m)(vi) regarding Subsidiary Guarantee.

                                  SCHEDULE 4(e)



(1) The interim financial statements attached as part of Exhibit A to the Stock Purchase Agreement do not include notes and do not incorporate normal recurring year-end adjustments.

(2) The annual financial statements attached as part of Exhibit A to the Stock Purchase Agreement do not include notes.

(3) Imperial calculates labor and overhead capitalization amounts on an annual basis at fiscal year end. Therefore, the interim inventory has not yet been adjusted for changes in labor and overhead expense for the current year.

(4) On an interim basis, Imperial expenses employer medical claim costs based on a budgeted amount. However, this year medical costs exceeded the budgeted amount. Therefore, Imperial anticipates that the year-end adjustment to the accrual will exceed $50,000.

(5) All freight charges are submitted to Computrex who prepares a weekly bill for Imperial. Imperial then wires payment to Computrex. Imperial records freight expenses only as they are paid, even though charges may not be submitted on a timely basis to Computrex, and does not maintain an accrual on its financial statements for freight expenses. This accrual would exceed $50,000.

(6)      See Schedule 4(h)(i) regarding state taxes.

(7) See Schedule 4(k)(ii)(B)(1) regarding a settlement agreement with Reichhold Chemicals, Inc.

                                  SCHEDULE 4(f)



(i) Imperial has been notified by certain suppliers of increases in the costs of certain of Imperial's raw materials, such as Methylene Chloride, Acetone, Textile Spirits, Toluene, MEK, N-Propyl Bromide, Vinyl Acetate, Poly Vinyl Acetate Emulsion, Ethylene Vinyl Acetate Emulsion, and Acrylic Emulsion, which increases in the aggregate may constitute a Material Adverse Change.

(ii)     None.

(iii)    None.

(iv)     None.

(v)      None.

(vi)     None.

(vii)    None.

(viii) In the first half of 2000, Imperial received complaints from certain of its customers relating to steel drums used by Imperial to ship its products. On May 30, 2000, Winston Container Company, the manufacturer of the drums, offered to compensate Imperial for its out-of-pocket costs related to the defective drums through credits against future purchases. On June 28, 2000, Imperial advised Winston Container Company that its out-of-pocket costs were $12,156.50 to-date and took a credit toward future purchases. Imperial is currently withholding payment of $40,000 of outstanding invoices to cover future claims and has reserved its right to recover all future losses from Winston Container Company.

(ix)     None.

(x)      None.

(xi)     None.

(xii)    None.

(xiii)   None.

(xiv) (1) Certain Employee Benefit Plans for Imperial's employees, as set forth in Schedule 4(q), are part of plans, programs, agreements, contracts or insurance policies of the Seller. Therefore, prior to the Closing Date, Imperial will adopt or establish its own plans, programs, agreements, contracts or insurance policies with respect to the applicable Employee Benefit Plans set forth in Schedule 4(q), except as otherwise provided for under Section 6(g).

(xv) (2) Additionally, Imperial has promised to its employees one additional day of vacation to be used by each employee on his or her birthday, within the next twelve months, if Imperial achieves ISO 9001 certification.

(xvi)    None.

(xvii)   None.

(xviii)  None.

(xix)    None.

(xx)     None.

                                  SCHEDULE 4(g)



(1) See Schedule 4(e)(3)-(5) regarding potential adjustments to financial statements.

(2)      See Schedule 4(f)(viii) regarding Winston Container Company claims.

(3)      See Schedule 4(f)(xiv)(2) regarding extra day of vacation.

(4)      See Schedule 4(h)(i) regarding state taxes.

(5) See Schedule 4(k)(ii)(B)(1) regarding Reichhold Chemicals, Inc. settlement agreement.

(6)      See Schedule 4(r) regarding potential environmental liabilities.

(7)      See Schedule 4(f)(i) regarding raw materials costs.

                                  SCHEDULE 4(h)



(i) (1) There are several states in which Imperial employs salesmen, sells products, and/or stores goods but does not file Tax Returns. Should those states successfully take the position that Imperial is required to file Tax Returns in such states, the aggregate impact to Imperial based on historical income would be less than $10,000 per year, exclusive of any penalties for failure to file.

(2) Imperial does not consider the location of its returnable containers in determining whether a nexus exists requiring the filing of a state Tax Return.

(ii) Imperial participates in filing consolidated Tax Returns with the Seller and its Subsidiaries. The consolidated federal Tax Returns for the fiscal years ended September, 1993 through September, 1997 are currently under audit by the Internal Revenue Service.

(iii) Imperial is not a party to any written Tax allocation or sharing agreement. Consolidated Tax liability of the Seller and its Subsidiaries, including Imperial, is required to be allocated pursuant to Section 1552(a)(1) of the United States Internal Revenue Service Code of 1986, as amended.

(iv)     See (i) above regarding state taxes.

(v)      None.

(vi) Imperial's liability for taxes pursuant to federal and/or state consolidated Tax Returns is reflected in an intercompany account.

(vii)    None.

                                  SCHEDULE 4(j)



Owned Real Property

(1) 6315 and 6325 Wiehe Road, Cincinnati, Ohio: 4 parcels of land, totaling approximately 6.72 acres and including plant and administrative buildings (approximately 103,683 square feet) and a parking lot. See legal descriptions attached as (1)(a)(i), (1)(a)(ii), and (1)(b) (Note: the parcels described in (1)(a)(i) and (ii) have been consolidated into one parcel).

(2) 6315 Wiehe Road, Cincinnati, Ohio: a Grant of Easement by the City of Cincinnati, dated May 14, 1971, recorded in the Hamilton County Recorder of Deeds Office in Book 3787, Page 198, for a sewer pipe along the railroad referenced below to an existing sanitary sewer. See legal description attached as (2).

(3) 6100 Centennial Boulevard, Nashville, Tennessee: plant of approximately 69,000 square feet (3.61 acres) and a parking lot of approximately .6 acre, totaling 4.21 acres. See legal descriptions attached as (3)(a) and (b).

Leased Real Property

(1) 6315 Wiehe Road, Cincinnati, Ohio: a license for sewer pipe under and along railroad tracks owned by Norfolk Southern (behind Imperial's facilities), represented by a License Agreement for Wire, Pipe and Cable Transverse Crossings and Longitudinal Occupations, dated January 20, 1971, between Imperial and the Trustees for the property of Penn Central Transportation Company.

(2)      Imperial rents space in the following public warehouses:

        (a) Lithonia (Atlanta), Georgia        (i) Bridgewater, New Jersey
        (b) City of Commerce, California       (j) Phoenix, Arizona
        (c) Downsview, Ontario, Canada         (k) Portland, Oregon
        (d) Farmers Branch (Dallas), Texas     (l) Saltillo, Mississippi
        (e) Pompano Beach, Florida             (m) San Juan, Puerto Rico
        (f) High Point, North Carolina         (n) Wilmington, Massachusetts
        (g) Cincinnati, Ohio                   (o) Nashville, Tennessee
        (h) Minneapolis, Minnesota

(i) (A) (1) Imperial's Cincinnati facilities at 6325 Wiehe Road are subject to the following mortgages: (a) Fifth Third Bancorp, dated September 9, 1986, in the amount of $130,000; (b) Hamilton County Development Co., Inc., dated February 3, 1988, in the amount of $215,000; and (c) the State of Ohio 128 Program, dated February 19, 1987, in the amount of $130,000.

    Imperial's Nashville facilities at 6100 Centennial Boulevard are subject to a Cheatham State Bank mortgage, dated July 2, 1998, in the amount of $55,000 for the parking lot and a mortgage given to IGI Adhesives, Inc., dated August 15, 1997, in the amount of $339,168.80.

    Each of the notes underlying the above-listed mortgages will be paid or assumed by the Seller at or prior to Closing.

        (2) The Cincinnati facilities at 6315 Wiehe Rd. are subject to an easement, recorded in the Hamilton County Recorder of Deeds Office in Book 3482, Page 48, which grants to Cincinnati Transmission, Imperial's next door neighbor, a right-of-way to use Imperial's driveway to access its facilities.

        (3) Imperial has been made aware of, but cannot confirm at this time, various encroachments of improvements onto adjoining property or a right-of-way which affect the Cincinnati, Ohio property at 6315 Wiehe Rd. referenced above.

    (B)  None.

    (C) Imperial's parking lot at 6100 Centennial Blvd. in Nashville, Tennessee may not comply with zoning requirements concerning the number of parking spaces.

    (D) In connection with previous renovations to the Cincinnati property, Imperial applied for an Air Permit to Install ("PTI") from the Hamilton County Department of Environmental Services. A final PTI was issued by the Ohio Environmental Protection Agency on February 16, 2000. Application for a Permit to Operate ("PTO") was made with the Ohio Environmental Protection Agency on March 13, 2000. Approval is pending.

    (E) Imperial has orally leased to Thamann Rubber (a nearby company) space in the corner of its parking lot on Wiehe Road. This space serves as two parking spaces. For this lease, Imperial is to receive $40.00 per month from Thamman Rubber, although no payments have been received recently.

    (F)  None.

    (G)  None.

(ii) Imperial has only a license for a sewer pipe under and along the railroad referenced in (1) above and is, therefore, not in sole possession of such property. Imperial only rents a portion of the warehouses referenced in (2) above, in each case on a month-to-month basis and is, therefore, not in sole possession of such warehouses.

                     SCHEDULE 4(k) (Intellectual Property)*

* Schedule 4(k) has been intentionally omitted. Please see "Information Required in accordance with Item 601(b)(2) of Regulation S-K" following the execution page hereof.

                                  SCHEDULE 4(l)



(1) On July 14, 1997, an action captioned Solorio v. DeZario Shoe Company, et al. was filed in the Superior Court of the State of California for the County of Los Angeles. Imperial was named as a defendant. The plaintiff, through his mother and guardian ad litem, alleged that by virtue of his mother's exposure to hazardous chemicals at her employment at DeZario Shoe Company from 1995 through 1996, he was born on July 15, 1996 with acute lymphoblastic leukemia as the result of in utero exposure to chemical fumes. Imperial was named as a defendant because it allegedly supplied cleaning solvents to plaintiff's mother's employer and to which plaintiff's mother was exposed while she was pregnant with the plaintiff. Imperial denied the allegations against it and attempted to conduct discovery to determine with specificity the actual Imperial products to which plaintiff claimed his mother was exposed and that caused his medical problems. Imperial never received answers to its interrogatories, and the plaintiff took no further action to pursue the claims against any of the defendants. Plaintiffs' counsel withdrew from the case, and the Court refused to allow the plaintiff's mother to appear pro se. On March 31, 1998, the Court dismissed the case without prejudice because of the plaintiffs' failure to comply with previous court orders. Because the case was dismissed without prejudice, it can be refiled at any time before the statute of limitations expires, which will occur one year after the plaintiff reaches the age of majority.

(2)  See Schedule 4(f)(viii) regarding Winston Container Company.

(3) Larry Hubbard v. Asbestos Defendants, Case No. 304443, pending in the Superior Court of California, San Francisco County. The plaintiff claimed that Imperial was potentially liable for his personal injuries resulting from exposure to asbestos based on Imperial's production of its Bond Rite product. Imperial's counsel communicated to the plaintiff that the product did not contain asbestos and was not used in the asbestos industry. On July 6, 2000, the plaintiff filed a notice of dismissal without prejudice of Imperial.

                                  SCHEDULE 4(m) * (Contracts)

* Schedule 4(m) has been intentionally omitted. Please see "Information Required in accordance with Item 601(b)(2) of Regulation S-K" following the execution page hereof.

                                  SCHEDULE 4(n)



See attached.

                                  SCHEDULE 4(o)



(1) Craig Handel v. Imperial Adhesives, Inc. B 5040 798 (27151) 062998, 22A 98 1922. Former Imperial employee Craig Handel filed a charge of religious and disability discrimination against Imperial on June 29, 1998 with the Ohio Civil Rights Commission ("OCRC") and the Equal Employment Opportunity Commission ("EEOC"). Imperial filed a position statement on September 2, 1998 explaining that Handel was discharged for excessive absenteeism. The OCRC dismissed Handel's claim with a "No Probable Cause" letter on March 5, 1999. The EEOC issued a finding of insufficient evidence on June 30, 1999 and issued Handel a 90-day right to sue notice. Handel did not serve Imperial with a complaint during the 90-day period, and it appears he has forfeited his right to sue Imperial under federal anti-discrimination laws. Handel has six years from the date of his termination (April 7, 1998) to sue Imperial under state anti-discrimination laws. Neither Imperial nor its counsel has received any communications from or concerning Handel since his charge was dismissed by the OCRC and EEOC.

(2) Michael Thomas was injured while an employee at Imperial on July 3, 1997. The injuries consisted of burns to his hands, arms and chest. Mr. Thomas filed a workers compensation claim as a result of the incident (Claim No. 97-442814). In addition, Mr. Thomas filed an application with the Industrial Commission of Ohio for an additional award of compensation based on alleged violations of specific safety requirements ("VSSR claim") promulgated by the Industrial Commission. Imperial agreed to pay $2500 in settlement of the VSSR claim. The settlement has been approved by the Industrial Commission. The only tasks which remain are the exchange of the settlement check and a receipt and release signed by Mr. Thomas. We anticipate the matter will be closed shortly. The statute of limitations has run on any intentional tort claim. The accident occurred on July 3, 1997. Under R.C. 2305.10, Mr. Thomas would have had to file a lawsuit by July 3, 1999.

(3)      See Schedule 4(k)(ii)(B)(1) regarding Reichhold Chemicals.

(4)      See Schedule 4(f)(viii) regarding Winston Container Company.

(5)      See Schedule 4(l)(3) regarding asbestos claims.

(6)      See Schedule 4(l)(1) regarding DeZario Shoe.

(7) Imperial is currently involved in a dispute with GlobalServe Corporation concerning a contract between Imperial and GlobalServe for the provision of software. GlobalServe contends that Imperial owed $44,562.31 on the contract. Imperial contests this claim and contends that GlobalServes owes it $20,000 for payments made by Imperial for inoperative software. GlobalServe has threatened to file suit but has not yet done so.

                                  SCHEDULE 4(p)



(i)      See attached.

(ii)     (1)      See Schedule 4(o)(1)-(2) regarding claims filed by employees.

         (2) An election to unionize was held by Nashville plant employees in 1999. Imperial prevailed and the plant is union-free.

         (3) Collective Bargaining Agreement, dated November 7, 1998, between Imperial and United Steel Workers of America relating to production, maintenance, shipping and receiving employees at the Cincinnati, Ohio plant.

         (4) In April, 2000, an employee filed a grievance with the union related to Imperial's requirement that the employee work a different shift. The grievance was withdrawn, and the employee remains with Imperial.

         (5) In April, 1999, an employee filed a grievance with the union related to his supervisor's claim that the employee might have been using drugs. The matter was resolved with no loss of pay, and the employee remains with Imperial.

                                  SCHEDULE 4(q)



Employee Benefit Plans

(1) Imperial Adhesives, Inc. Hourly (Union) Employee Health Plan providing for self-funded medical, dental and sickness and accident benefits with stop-loss insurance. (Administered pursuant to a third-party administration agreement with United Medical Resources, Inc.)

(2) Imperial Adhesives, Inc. Salaried (and Non-Union Hourly) Employee Health Plan providing for self-funded medical, dental and sickness and accident benefits with stop-loss insurance. (Administered pursuant to a third-party administration agreement with United Medical Resources, Inc.)

(3)      PruCare HMO for Ohio and Tennessee.

(4) Basic and supplemental life and accidental death and dismemberment insurance.

(5)      Long-term disability insurance.

(6) NS Group, Inc. stock options (issued periodically by the Seller for salaried, exempt employees) -(will not be assumed by Buyer).

(7)      NS Group, Inc. Premium Only Plan - (will not be assumed by Buyer).

(8) Fringe benefit plans and employment policies and practices, with certain plans, policies, and practices described in the draft Salaried Associate Handbook (January 3, 2000) and in the Agreement between Imperial Adhesives, Inc. and The United Steelworkers of America (November 7, 1988):

         (a)      Vacation

         (b)      Holidays

         (c)      Sick/personal days

         (d)      Bereavement pay

         (e)      Overtime

         (f)      Car allowances

         (g)      Credit union

         (h)      Educational financial assistance

         (i)      Employee assistance program

         (j)      Family and medical leave

         (k)      Jury duty leave

         (l)      Military leave

         (m)      Travel Expense Reimbursement Policy

         (n)      Pre-paid legal services - (will not be assumed by Buyer)

         (o)      Attendance bonus (union only)

         (p) Severance pay program for salaried exempt and salaried non-exempt employees (see also Schedule 6(i))

         (q) Imperial Adhesives and Chemicals, Inc. Profit Sharing Plan (a bonus program)

         (r)      Vision plan

(9) Imperial Adhesives, Inc. Hourly Employees Retirement Savings Plan and Trust Agreement (a 401(k) plan with matching contributions).

(10) NS Group, Inc. Salaried Employees Retirement Savings Plan and Trust Agreement (a 401(k) plan with matching contributions) - (will not be assumed by Buyer).

(11) NS Group Master Trust (a qualified retirement plan master trust providing for the NS Group stock fund under the plans set forth in items 9 and 10 above) - (will not be assumed by Buyer).

(12) Salary Continuation Agreement for Robert Johnson (a non-qualified plan) - (will not be assumed by Buyer).

(13)     Travel and Accident Insurance - (will not be assumed by Buyer).


(i)      None.

(ii) Individuals Currently Receiving or Eligible to Receive COBRA Continuation Coverage


     ---------------------------- -------------------------------- ---------------------------- ----------------
     Individual(1)                Status                           Monthly Premium              Months of
     ----------                   ------                           ---------------              Eligibility
                                                                                                Remaining(2)
                                                                                                ---------
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Erika Darding                Must enroll by 8/14/2000         Medical: $114.45             32
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Nick Gibson & spouse         Must enroll by 8/14/2000         Medical: $285.94             15
                                                                   Dental:  $ 28.95
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Charles LaVeck & spouse      Paid through 8/31/2000           Dental:  $ 28.78             13
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Robert Lawrence              Paid through 8/31/2000           Medical: $133.14             8
                                                                   Dental:  $ 14.61
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Melody Muench & family       Must enroll by 10/2/2000         Medical: $262.29             17
                                                                   Dental:  $ 44.55
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Lester Rodawald & spouse     Paid through 8/31/2000           Medical: $262.29             10
                                                                   Dental:  $ 28.78
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Jennifer Salib               Paid through 8/31/2000           Medical: $114.45             7
                                                                   Dental:  $ 14.61
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Allie Smith                  Must enroll by 9/23/2000         Medical: $133.14             17
                                                                   Dental:  $ 14.61
     ---------------------------- -------------------------------- ---------------------------- ----------------
     David Fredrikson & spouse    Must enroll by 10/11/2000        Medical: $262.29             17
                                                                   Dental:  $ 28.28
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Edward Iredale               Must enroll by 10/8/2000         Medical: $133.14             35
                                                                   Dental:  $ 14.61
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Mark Vanskee & family        Must enroll by 9/10/2000         Medical: $442.70             17
                                                                   Dental:  $ 44.82
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Donald Gibson                Son of covered employee who      Medical: $145.15             18
                                  attained age 19 and lost         Dental:  $ 14.69
                                  coverage; enrollment pending
     ---------------------------- -------------------------------- ---------------------------- ----------------
     Billy Townsend               Must enroll by 11/18/2000        Medical: $145.15             18
     ---------------------------- -------------------------------- ---------------------------- ----------------

    (1)  Including qualified beneficiaries.
    (2)  Subject to the provisions of COBRA.

(iii)    None.

(iv)     None.

(v)      None.

(vi)     None.

(vii)    None.

                                  SCHEDULE 4(r)



KNOWN ENVIRONMENTAL MATTERS


     A.       Imperial Adhesives - Nashville Site

              I. All items documented in the Phase I Environmental Site Assessment, Imperial Adhesives - Nashville, prepared by IT Corporation dated July 1999 and the Interoffice Memorandum from Kevin Johnson to Louis Pace dated July 20, 1999 including:

                         a) groundwater contamination resulting from releases from USTs including both on-site and off-site groundwater contamination.
                         b)  Soil contamination due to UST releases.
                         c) Soil contamination due to above ground solvent transfer activities including UST/AST areas and the northern property boundary.
                         d) Potential fines and disposal costs associated with speculative accumulation of returns and less than prime product.
                         e)  The lack of an OSHA PSM program at Nashville.
                         f) Methylene chloride exposure levels have resulted in a requirement for all employees to wear supplied air respirators and production of methylene chloride containing products occurs on the second and third shifts.
                         g) Water from vessels in the manufacturing area is discharged to the sewer system leading to the Nashville Metropolitan treatment plants.
                         h) Potential asbestos containing materials in floor tile, ceiling, pipe insulation, and building siding.
                         i) Fluorescent light fixtures may have ballasts that contain PCBs.
                         j) Two pole mounted transformer clusters located along the north property boundary may contain PCBs.
                         k)  Hydraulic mixing pumps may contain PCBs.

              II. First Amendment to Agreement of Sale for Real Estate dated August 1, 1997 establishes the New Baseline for condition of the premises as described in the following reports:

                         a) Soil Contamination Assessment Report, IGI Adhesives Facility, Nashville, Tennessee, dated December 15, 1994, prepared by ViroGroup, Inc. (Dwight Hinch).
                         b) Letter from TriAD Environmental Consultants (Dwight Hinch) to Ashley A. Holt, State Remediation Section, Division of Solid Waste Management, Tennessee Department of Environment and Conversation, dated November 23, 1996, reporting results of additional soil investigations performed in the northeast corner of the Premises.
                         c) Letter from Ashley A. Holt, State Remediation Section, Division of Solid Waste Management, Tennessee Department of Environment and Conservation, to Anthony B. Adley, Senior Vice President, Finance, The International Group, Inc. dated December 2, 1996, concurring that no further action need be taken with regard to soils at the Premises.
                         d) Ground-Water Remediation Plan for the Former IGI Adhesives Facility, Nashville, Tennessee, dated March 24, 1997, prepared by TriAD Environmental Consultants (Dwight Hinch).
                         e) Letter from Ronnie Bowers, Program Manager, State Remediation Section, Division of Solid Waste Management, Tennessee Department of Environment and Conservation, to Anthony B. Adley, The International Group, Inc. dated May 5, 1997, approving groundwater remediation plan.

                         In the event of a conflict between facts or data stated in one document listed above and facts or data stated in another such document, the later document shall prevail.

         III. All items documented in the Phase I Environmental, Due Diligence and Assessment of IGI Adhesives, North Plant, Nashville, Tennessee, dated November 5, 1991.

         IV. All items documented in Preliminary Soil Sampling and Analysis Report, IGI Adhesives, Nashville, Tennessee prepared by Bruck Hartman & Esposito Inc. dated December 2, 1991.

         V. All items documented in Soil Sampling and Analysis Report, IGI Adhesives, Nashville, Tennessee, prepared by Bruck Hartman Environmental, Inc. dated April 29, 1992.

         VI. Imperial Adhesives has been named as a third party defendant in the lawsuit styled Southdown, Inc. et. al. v. Leslie S. Allen, United States District Court for the Northern District of Alabama, Southern Division - Case No. CV96-J-3300-S.

         VII. The lighting system in the shipping and storage area at Nashville incorporates electrical panels, junction boxes, and conduit which do not comply with NFPA 70.

         VIII. At the Nashville facility, some flammable products are being stored in stacks higher than 6 1/2 feet which may be a violation of NFPA 30.


     B.       Imperial Adhesives - Cincinnati Site

              I. All items documented in the Underground Storage Tank Removal Report, prepared by Sally L. Buck, dated December 18, 1998.

              II. All items documented in the Site Investigation Report
                  prepared by BHE Environment, Inc. dated January 24, 2000 including:

                  a) Soil contamination resulting from releases from USTs and removal of leaking USTs.
                  b) Contamination of groundwater located at the Cincinnati site and downgradient of the Cincinnati site, beneath property owned by third parties, resulting from leaking USTs. This includes, but is not limited to, groundwater beneath the railroad right-of-way owned by SORTA.

              III. All items documented in the Phase I Environmental Site
                   Assessment, Imperial Adhesives - Cincinnati, prepared by IT Corporation dated July 1999 and the Interoffice Memorandum from Kevin Johnson to Louis Pace dated July 20, 1999 including:

                  a) Soil contamination resulting from releases from USTs and removal of USTs.
                  b) Groundwater contamination resulting from releases from leaking USTs including onsite and offsite groundwater contamination. This includes, but is not limited to, groundwater beneath the railroad right-of-way owned by SORTA.
                  c)   All items related to a potential DNAPL groundwater issue.
                  d) The facility may be subject to RCRA penalties from OEPA, USEPA, or other regulating bodies, as a result of storage or treatment of contaminated soil and groundwater.
                  e) Potential fines and disposal costs associated with speculative accumulation of returns and less than prime product.
                  f) Seven USTs are located beneath the warehouse floor. All have been used for storage of latex products. Four of these USTs are currently out of service. Three are actively used to store latex products.
                  g) Potential asbestos containing materials in floor tile, ceiling, pipe insulation, and building siding.
                  h) The facility is subject to a "synthetic minor" air permit and must comply with emissions limits listed in the permit.
                  i) Minor spills have been observed inside the berm area containing thirteen ASTs.
                  j) Water rinse from cleaning vessels in the manufacturing area is discharged through a wastewater treatment plant to the Metropolitan Sewer District's sewer. Administrative Order #98-804 has been successfully concluded as a result of the installation of the wastewater treatment plant.
                  k) Fluorescent light fixtures may have ballasts that contain PCBs.
                  l)   Three pole mounted transformer clusters may contain PCBs.

         IV. Construction debris generated when grading and paving the south parking lot has been used to build a berm on the northeast side of the property.

         V. It has been determined that three (3) out of service, 2000 gallon storage tanks located inside the building, under the floor, at the Cincinnati facility require registration under BUSTR regulations before they can be closed in place. This requirement was determined during conversations with BUSTR personnel during planning for closure. After consideration of the regulations, BUSTR determined that registration was required since the tanks, when in use, were used to store water base emulsions manufactured with up to 12% solvents. These tanks have been out of service since 1980.

                  The subject registration forms and the associated $150.00 fee were mailed to BUSTR on July 18, 2000. Upon receipt of approval, these tanks will be closed in place.

         VI. Cincinnati has an Air Permit To Install (PTI) and has applied for a permit to operate (PTO). The initial application for a Permit to Install (PTI) was submitted to the Hamilton County Department of Environmental Services on December 14, 1998. The Ohio Environmental Protection Agency issued the final Permit To Install (PTI) on February 16, 2000. Application for a Permit to Operate (PTO) was made with the Ohio Environmental Protection Agency on March 13, 2000. Approval is pending.

     C.       General

         I. Notices of Export, required by Section 12(b), 15 U.S.C., S 2611(b) and 40CFR S707.60(a), for the period from May 15, 2000 to July 12, 2000 have not been submitted as required. This has occurred due to computer software problems. Notifications will be completed by August 31, 2000.

                                  SCHEDULE 4(t)



None.

                         SCHEDULE 4(w) (Bank Accounts)*

* Schedule 4(w) has been intentionally omitted. Please see "Information Required in accordance with Item 601(b)(2) of Regulation S-K" following the execution page hereof.

                    SCHEDULE 4(y)(Customers and Suppliers)*



* Schedule 4(y) has been intentionally omitted. Please see "Information Required in accordance with Item 601(b)(2) of Regulation S-K" following the execution page hereof.

                                  SCHEDULE 5(e)

Customers

Kingstree
Bomar
Steelcase
Steelcraft
Knauf
Pease
Hickory Springs
Sunnex

                                  SCHEDULE 5(o)



(1) Stop-loss insurance with Pacific Life Insurance Company--expiration date July 31, 2001.(1)

(2) Basic and supplemental life and accidental death and dismemberment insurance with PM Group Life Insurance Company--expiration date September 30, 2001.(1)

(3) Long term disability insurance with Life Insurance Company of North America--expiration date September 30, 2001.(1)

(4) Third party administration contract with United Medical Resources, Inc.--expiration date June 30, 2001.(1)










-----------------------

(1)    Subject to the terms and conditions of the policy.

                                  SCHEDULE 6(i)



Imperial has no formal severance policy. Imperial has generally followed the severance policy established by U.S. Shoe, which is as follows:

------------------------------------------------------------ ---------------------------------------------------------
Classification & Length of Service                           Severance Allowance
------------------------------------------------------------ ---------------------------------------------------------
All Salaried Exempt and Salaried Non-Exempt - less than 12   None
months of service
------------------------------------------------------------ ---------------------------------------------------------
Salaried Non-Exempt Employees - One (1) to Three (3) years   Two (2) weeks pay
of service
------------------------------------------------------------ ---------------------------------------------------------
Salaried Non-Exempt - Three (3) or more years of service     Two (2) weeks pay plus one (1) additional day's pay for
                                                             each year over three (3)
------------------------------------------------------------ ---------------------------------------------------------
Salaried Exempt Employees - One (1) to three (3) years of    Two weeks pay
service
------------------------------------------------------------ ---------------------------------------------------------
Salaried Exempt Employees - Three (3) or more years of       Four (4) weeks pay plus one (1) additional day's pay
service                                                      for each year over three (3)
------------------------------------------------------------ ---------------------------------------------------------

                                 FIRST AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT

     This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (the "AMENDMENT") is made and entered into as of the 10th day of October, 2000 by and among MINI CROWN FUNDING CORP., a Delaware corporation (the "BUYER"), the Buyer's parent, SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "PARENT"), IMPERIAL ADHESIVES, INC., an Ohio corporation ("IMPERIAL"), and NS GROUP, INC., a Kentucky corporation (the "SELLER"). The Buyer, the Parent, the Seller, and Imperial are referred to herein individually as a "PARTY" and collectively as the "PARTIES." Capitalized terms used but not defined herein shall have the meaning assigned to them in certain Stock Purchase Agreement dated as of September 13, 2000 by and among the Parties (the "STOCK PURCHASE AGREEMENT").

                                    RECITALS

     A. Certain disputes have arisen among the Parties regarding certain terms of the Stock Purchase Agreement. In order to resolve those disputes, the Parties have agreed to amend the Stock Purchase Agreement as set forth in this Amendment.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Stock Purchase Agreement is amended as follows:

     1. Section 1 of the Stock Purchase Agreement, entitled "Definitions," is hereby amended by deleting the definition of "Preliminary Statement of Net Work Capital" in its entirety.

     2. Section 2(b) of the Stock Purchase Agreement, entitled "Purchase Price," is hereby amended by deleting the phrase," as preliminarily adjusted in accordance with the provisions of Section 2(c) hereof".

     3. Section 2(c) of the Stock Purchase Agreement, entitled "Working Capital Adjustment," is hereby amended as follows:

          (a) by deleting the clause "At the Closing, the Purchase Price shall be adjusted upward or downward on a dollar-for-dollar basis by the amount by which the Net Working Capital of Imperial at Closing is more or less than $6,550,000," appearing in the first sentence thereof and, substituting therefor the clause "Pursuant to the provisions of Section 2(g) hereof, the Purchase Price shall be adjusted upward or downward on a dollar-for-dollar basis by the amount by which the Net Working Capital of Imperial at Closing is more or less than $7,450,000," in its place and stead; and

          (b) by deleting the last sentence of Section 2(c) in its entirety.

     4. Section 2(e)(ii)(A) of the Stock Purchase Agreement is hereby amended by deleting the phrase "at the Closing pursuant to Section 2(c) above and subject to further adjustment" appearing on the second and third lines thereof.

     5. Section 2(g) of the Stock Purchase Agreement, entitled "Post-Closing Purchase Price Adjustment" is hereby amended by deleting the phrase "Net Working Capital of Imperial as disclosed on the Preliminary Statement of Net Working Capital" throughout Section 2(g) and substituting therefor the phrase "Target Net Working Capital Amount" in its place and stead.

     6. All of the other terms and provisions of the Stock Purchase Agreement, except as hereinabove amended by the terms of this Amendment, shall remain in full force and effect.

     7.   This Amendment shall be effective as of the date first above written.

     8. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

     IN WITNESS WHEREOF, the Parties have entered into this Amendment on the day and year first above written.

                                        BUYER:

                                        MINI CROWN FUNDING CORP.

                                        By: /s/ Robert B. Covalt
                                            ------------------------------------
                                            Name:  Robert B. Covalt
                                                  ------------------------------
                                            Title: Chairman
                                                  ------------------------------

                                        PARENT:

                                        SOVEREIGN SPECIALTY CHEMICALS, INC.

                                        By: /s/ Robert B. Covalt
                                            ------------------------------------
                                            Name:  Robert B. Covalt
                                                  ------------------------------
                                            Title: Chairman
                                                  ------------------------------

                                        IMPERIAL:

                                        IMPERIAL ADHESIVES, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                        SELLER:

                                        NS GROUP, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                    Information Required in accordance with
                        Item 601(b)(2) of Regulation S-K

     The following schedules have not been filed herewith pursuant to Item 601(b)(2) of Regulation S-K:

     - Schedule 4(k) (Intellectual Property)

     - Schedule 4(m) (Contracts) - provides information concerning the nature, identity and value of Contracts with vendors, employees and customers.

     - Schedule 4(w) (Bank Accounts) - provides information identifying the account numbers and authorized signors on accounts.

     - Schedule 4(y) (Customers and Suppliers) - provides information concerning the identity and significance of certain customers and suppliers.

     The issuer agrees to furnish supplementally a copy of any of the foregoing omitted schedules to the Securities and Exchange Commission upon request.

                                SECOND AMENDMENT
                                       TO
                            STOCK PURCHASE AGREEMENT

     This SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this "AMENDMENT") is made and entered into as of the 11th day of October, 2000 by and among MINI CROWN FUNDING CORP., a Delaware corporation (the "BUYER"), the Buyer's parent, SOVEREIGN SPECIALTY CHEMICALS, INC., a Delaware corporation (the "PARENT"), IMPERIAL ADHESIVES, INC., an Ohio corporation ("IMPERIAL"), and NS GROUP, INC., a Kentucky corporation (the "SELLER"). The Buyer, the Parent, the Seller, and Imperial are referred to herein individually as a "PARTY" and collectively as the "PARTIES." Capitalized terms used but not defined herein shall have the meaning assigned to them in that certain Stock Purchase Agreement dated as of September 13, 2000 by and among the Parties, as amended by that certain First Amendment to Stock Purchase Agreement dated October 10, 2000 (as amended, the "STOCK PURCHASE AGREEMENT").

                                    RECITALS

     A. Certain disputes have arisen among the Parties regarding certain terms of the Stock Purchase Agreement.

     B. In order to resolve those disputes, the Parties have agreed to amend the Stock Purchase Agreement as set forth in this Amendment.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing Recitals, and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Stock Purchase Agreement is amended as follows:

     1. Section 4(r) of the Stock Purchase Agreement, entitled "Environment, Health, and Safety," is hereby amended by adding the following subsection (xi):

          "(xi) There are no polychlorinated biphenynls ("PCB'S"), in, immediately adjacent to, on or under, or migrating from, that certain 60 foot by 60 foot portion of the Real Property (the "SUBJECT CINCINNATI PLOT") that was the subject of that certain report dated June 14, 2000 prepared by BHE Environmental concerning the Imperial facility located thereat in Cincinnati, Ohio."

     2. Section 6(l) of the Stock Purchase Agreement, entitled "Special Arrangements Relating to Known Environmental Matters," is hereby amended by deleting the phrase "in Sections 4(r)(vii), (viii), (ix) and (x)" beginning at the third line thereof and substituting therefor the phrase "in Sections 4(r)(vii), (viii),
(ix), (x), and (xi)" in its place and stead.

     3. Paragraph (i) of Section 6(l) of the Stock Purchase Agreement, entitled "Special Arrangements Relating to Known Environmental Matters," is hereby amended by inserting the words "with respect to" in between the words "and" and "any" appearing on the second line thereof.

     4. Section 6 of the Stock Purchase Agreement, entitled "Additional Covenants," is hereby amended by adding the following new Section 6(n), entitled "Remediation of PCB's on Subject Cincinnati Plot":

          "(n) Remediation of PCB's on Subject Cincinnati Plot. With respect to any PCB's in, immediately adjacent to, on or under, or migrating from the Subject Cincinnati Plot (the "PCB ENVIRONMENTAL MATTERS"), the Parties hereby agree that following the Closing, the Buyer and the Seller shall conduct the following activities relating to the PCB Environmental Matters (collectively referred to as "PCB ENVIRONMENTAL ACTIVITIES"): (x) any activities reasonably necessary for the assessment, sampling, investigation, monitoring, remediation, abatement or the like relating to the PCB Environmental Matters (collectively, the "PCB ENVIRONMENTAL IDENTIFICATION AND REMEDIATION ACTIVITIES"), and (y) the defense, settlement and/or other resolution of all third party claims against the Seller, Imperial, the Buyer or the Parent (including those asserted by any governmental agency) arising from or relating, to the PCB Environmental Matters, to the extent such claims are asserted against the Seller, Imperial, the Buyer or the Parent ("PCB ENVIRONMENTAL THIRD PARTY CLAIMS" and "PCB ENVIRONMENTAL CLAIM RESOLUTION ACTIVITIES," respectively).

          (i) With respect to the conduct of the PCB Environmental Identification and Remediation Activities and with respect to any PCB Environmental Claim Resolution Activities in connection with any PCB Environmental Third Party Claims brought by any governmental agency, the Parties hereby agree as follows:

               (A) as appropriate, such activities shall be conducted by an environmental consultant mutually agreed upon by the Buyer and the Seller;

               (B) all submissions to any Governmental Body, including without limitation work plans, sampling and analysis plans and health and safety plans, shall be mutually agreed upon by the Buyer and the Seller prior to submission;

               (C) the Buyer shall deliver to the Seller copies of all information discovered or prepared as a result of the Buyer's conduct of any such activities, including, but not limited to results of soil or groundwater analysis, pumping test results, monitoring results and consulting reports or correspondence;

               (D) the Seller shall have the right to attend all meetings or discussions with any Governmental Body, and the Seller shall receive notice of the time and place of the meeting or discussion within a reasonable time prior to any such meeting or discussion, provided that so long as the Buyer has furnished the Seller with such reasonable advance notice thereof, the Buyer shall have no responsibility for the Seller's unavailability or failure to attend any such meeting; and

               (E) the Seller or its representative shall have the right to enter the relevant portion of Imperial's Real Property at all reasonable times for the purpose of observing the conduct or performance of any such activities, subject to reasonable health and safety plans or restrictions imposed on the Seller during such observation.

          (ii) With respect to the conduct of any PCB Environmental Claim Resolution Activities in connection with any PCB Environmental Third Party Claims other than a PCB Environmental Third Party Claim brought by a Governmental Body, the Parties hereby agree as follows:

               (A) upon the Buyer's or Imperial's receipt of any such PCB Environmental Third Party Claim Buyer shall promptly so notify the Seller in writing; provided, however, that no delay on the part of the Buyer in notifying the Seller shall relieve the Seller from any liability or obligation hereunder unless (and then solely to the extent) the Seller is damaged and prejudiced from adequately participating in the defense of that PCB Environmental Third Party Claim;

               (B) the Buyer shall defend any such PCB Environmental Third Party Claim with counsel of its choice reasonably satisfactory to the Seller, provided that the Seller may retain separate co-counsel at its sole cost and expense, to participate in such defense;

               (C) the Buyer shall deliver or cause to be delivered to the Seller copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such PCB Environmental Third Party Claim, and timely notices of, and the right to participate in any hearing or other court proceeding relating to any such PCB Environmental Third Party Claim; and

               (D) any settlement with respect to any such PCB Environmental Third Party Claim will be subject to the mutual agreement of the Buyer and the Seller.

          (iii) The Parties mutually agree that the appropriateness of any PCB Environmental Activity, the reasonableness of the extent to which any such activity shall be undertaken, and the reasonableness of any action taken by the Buyer and the Seller pursuant to paragraphs (i) and (ii) of this Section 6(n) shall be determined by reference to the following standard: a reasonable businessman who owns a piece of real estate on which an on-going manufacturing business is being operated, and who intends to continue to operate that business on that real estate; and in any event, in compliance with all applicable environmental laws. The Seller and the Buyer agree that they will attempt in good faith to promptly resolve any dispute pertaining to any PCB Environmental Activity and the operations of the provisions of this Section 6(n), and failing any such resolution, the provisions of Section 8(j) shall apply.

     5. Section 8(b)(ii) of the Stock Purchase Agreement, entitled "Seller-- Monetary Liability. Limitations," is hereby amended as follows:

          (a) by deleting the phrase "made in Section 4 hereof" appearing in the third line thereof and substituting therefor the phrase "made in Section 4 hereof (other than those contained in Section 4(r)(xi))" in its place and stead; and

          (b) by deleting the amount of "$12,600,000" appearing in the ninth line thereof and substituting therefor "$3,200,000" in its place and stead.

     6. Notwithstanding that the Parties have executed and delivered to each other all of the agreements, documents and instruments contemplated by the provisions of Section 7 of the Stock Purchase Agreement, which are each dated October 10, 2000 (collectively, the "CLOSING DOCUMENTS"), the Parties expressly mutually acknowledge and agree that (x) the Closing Date is October 11, 2000,
(y) for all purposes under the Stock Purchase Agreement and each Closing Document, each such Closing Document shall be deemed to be dated October 11, 2000 and (z) the Parties shall execute and deliver to each other such further instruments and shall take such further actions as any of them may request to further evidence that the Closing occurred on October 11, 2000.

     7. All of the other terms and provisions of the Stock Purchase Agreement, except as hereinabove amended by the terms of this Amendment, shall remain in full force and effect.

     8.   This Amendment shall be effective as of the date first above written.

     9. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one instrument.

     IN WITNESS WHEREOF, the Parties have entered into this Amendment on the day and year first above written.


                                        BUYER:

                                        MINI CROWN FUNDING CORP.

                                        By: /s/ Louis M. Pace
                                            ------------------------------------
                                            Name:  Louis M. Pace
                                                  ------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                        PARENT:

                                        SOVEREIGN SPECIALTY CHEMICALS, INC.

                                        By: /s/ Louis M. Pace
                                            ------------------------------------
                                            Name:  Louis M. Pace
                                                  ------------------------------
                                            Title: Vice President
                                                  ------------------------------

                                        IMPERIAL:

                                        IMPERIAL ADHESIVES, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                        SELLER:

                                        NS GROUP, INC.

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                  ------------------------------


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